UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021

PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Tuesday, June 1, 2021

10:00 AM (CDT)

11815 Alterra Parkway, Suite 1500, Austin, Texas 78758

April 20, 2021

Dear Shareholders,

The COVID-19 pandemic has profoundly altered our world. During this unprecedented time, we are focused on the health and safety of our employees, independent consultants, agents, policyholders and shareholders. We are also taking this opportunity to emerge as a stronger company.

On behalf of the entire Board of Directors, it is my privilege to invite you to our 2021 Annual Meeting of Shareholders to be held on Tuesday, June 1, 2021 at 10:00 a.m. Central Daylight Time, at our office located at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758. We are pleased to send you the 2021 Proxy Statement.

We appreciate all of our shareholders and look forward to communicating with you regarding our efforts to achieve enduring value for your Company through the right business strategies, prudent risk management and effective corporate governance practices.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative meeting arrangements, which may include changing the location of the meeting or holding a virtual meeting solely by means of remote communication online, as promptly as practicable. You are encouraged to monitor our investor relations website at https://www.citizensinc.com/investors-investor-information for updated information about the annual meeting.

Our Board of Directors hopes you can attend the meeting, but if you cannot, it is still very important that we receive your proxy and vote on the proposals detailed in this proxy statement. Regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL according to the instructions provided on the proxy card.

We hope the material contained in this accompanying Proxy Statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with the Board of Directors’ recommendations as a sign of your support for our continuing efforts.

Sincerely,

Gerald W. Shields
Interim Chief Executive Officer and President
Citizens, Inc.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

WHEN:	WHERE:

Tuesday, June 1, 2021	Citizens, Inc. Executive Office
10:00 a.m., Central Daylight Time	11815 Alterra Parkway, Suite 1500, Austin, Texas 78758

ITEMS OF BUSINESS:

(1)	To elect the seven director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021;

(3)	To approve, on a non-binding advisory basis, executive compensation; and

(4)	To transact such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof.

RECORD DATE:

The Board of Directors of Citizens, Inc. (the “Company”) set the close of business on April 12, 2021 as the Record Date for determining the shareholders entitled to receive notice of, and to vote at, the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment or postponement of the Annual Meeting.

HOW TO VOTE:

It is very important that you vote in order to play a part in the future of the Company. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible. You may cast your vote via the Internet, by telephone, by mail or in person at the Annual Meeting. Please carefully review the proxy materials for the Annual Meeting and follow the instructions in the Information About the Annual Meeting and Voting section beginning on page 52 to vote. If your shares are held in street or nominee name, please respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held June 1, 2021: The Proxy Statement and the 2020 Annual Report are available at www.edocumentview.com/cia.

By Order of the Board of Directors
April 20, 2021	James A. Eliasberg, Secretary

PROXY SUMMARY

AND COMPANY OVERVIEW

PROXY SUMMARY

The summary below highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting and you should read the full Proxy Statement before voting. These proxy materials are first being sent to shareholders of Citizens, Inc., a Colorado corporation, commencing on or about April 20, 2021.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSALS	OUR BOARD’S RECOMMENDATION
Item (1) Election of Directors (page 50)

The Board has nominated the seven director nominees named in this Proxy Statement to serve until the 2022 Annual Meeting or until their successors are duly elected and qualified. The Board believes that the seven director nominees possess the necessary qualifications and experience to provide sound advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the shareholders.	FOR each Director Nominee

Item (2) Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 (page 50)

The Board and the Audit Committee believe the retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is in the best interests of the Company and its shareholders. Although the Audit Committee has sole authority to appoint the Company’s independent auditors, as a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment.	FOR

Item (3) Advisory Vote to Approve Executive Compensation (page 51)

The Company seeks a non-binding advisory vote from its shareholders to approve executive compensation. The Board values its shareholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions.	FOR

Item (4) Transact such Other Business as May Properly Come Before the Annual Meeting or at any Postponement of Adjournment thereof (page 51)

Should any other business come before the Annual Meeting, and management is not aware of any at this time and does not anticipate any other matters to be raised at the Annual Meeting, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

Following the B Share Transaction (as described below), there are no holders of Class B common stock and thus all of our director nominees will be elected by the Class A shareholders at our Annual Meeting.

The Company’s Amended and Restated Bylaws provide that there will be not less than five nor more than fifteen directors, with the exact number to be fixed by the Board. The size of our board is currently nine members. There are currently seven directors nominees and two vacancies remaining on the Board. The vacancies were created by the resignation of our former CEO, Geoffrey Kolander, and the announced resignation, to be effective on the date of our Annual Meeting, of Constance K. Weaver. The Nominating and Corporate Governance Committee is currently conducting a candidate search to fill these vacancies and is focusing the search on finding qualified women and/or minorities to serve on our Board. Any director elected by the Board shall be appointed to hold office until our 2022 Annual Meeting of Shareholders, or until such director’s earlier resignation, removal, or death.

Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

ABOUT CITIZENS – OUR EVOLUTION

Citizens, Inc. is an insurance holding company incorporated in Colorado in 1977 serving the life insurance needs of individuals in the United States since 1969 and internationally since 1975. Through our insurance subsidiaries, we provide insurance benefits to residents in 31 U.S. states and more than 75 different countries. In 1987, Harold E. Riley became Chairman of the Board and CEO of the Company and in 1988, our Articles of Incorporation were amended to create two classes of stock – the Class A common stock and the Class B common stock. The Class A common stock and Class B common stock were equal in all respects except that:

(1)	The cash dividends paid upon each share of Class A common stock shall be twice the cash dividends paid on each share of Class B common stock; and

(2)

The holders of the Class B common stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the Company (the “Board”); and the holders of Class A common stock shall have the exclusive right to elect the remaining directors.

The Company’s Articles of Incorporation have been amended twice since 1988 – in 1993 and in 2004, both times to increase the authorized capital stock. Our current Restated and Amended Articles of Incorporation (the “2004 Articles of Incorporation”) continue to authorize the two classes of common stock with the same dividend and voting features as established in 1988.

Upon the authorization of the Class B common stock in 1988, the Harold E. Riley Trust, a trust controlled by Harold E. Riley (the “Riley Trust”), was issued 100% of the Class B common stock and thus Mr. Riley was deemed to be the “controlling shareholder”, as the Riley Trust had the right to elect a majority of the Company’s Board. Mr. Riley served as CEO of the Company until 2014 and then upon his death, in 2017, the terms of the Riley Trust required that the Class B common stock held by the Riley Trust be transferred to the Harold E. Riley Foundation, a charitable organization established by Mr. Riley under 501(c)(3) of the Internal Revenue Code (the “Foundation”).

Due to insurance holding company laws, the insurance regulators in the jurisdictions in which the Company’s insurance subsidiaries operate – Colorado, Louisiana, Mississippi, Texas and Bermuda – had to approve the transfer of the Class B common stock from the Riley Trust to the Foundation, as such transfer was deemed a change in control. On July 29, 2020, the last of the regulatory approvals was obtained and the Foundation became the owner of 100% of the Company’s outstanding Class B common stock. Because the Articles of Incorporation provide that the holders of the Class B common stock have the exclusive right to elect a simple majority of the members of the Board, as of such date, the Foundation controlled the Company (the “Change in Control”).

Following the Change in Control, several material events occurred in 2020 and early 2021 that transformed the Company:

•

Effective August 5, 2020, Geoffrey M. Kolander, our Chief Executive Officer, President and a director, resigned, triggering the change in control severance provision in his employment agreement with the Company (the “2019 Employment Agreement”). The severance payments and benefits provided to Mr. Kolander under the 2019 Employment Agreement are described below in the section entitled “Payments and Benefits Provided to Mr. Kolander in Connection with his Separation” on page 48;

•

On the same date, Gerald W. Shields, the Vice Chairman of the Board, was appointed as the Interim Chief Executive Officer and President of the Company, to serve in such position while the Board conducts a search for a permanent Chief Executive Officer. In connection therewith, Mr. Shields and the Company entered into a Consulting Agreement effective August 5, 2020, which sets forth the terms of Mr. Shields’ compensation as Interim Chief Executive Officer and President (the “Consulting Agreement”). The terms of the Consulting Agreement are described in the section entitled “Consulting Agreement with Mr. Shields” on page 44;

•

On August 13, 2020, the Foundation delivered an Action by Written Consent of the Foundation to the Company, purporting to remove the Company’s then remaining Class B directors (the “Class B Directors”, who were Dr. E. Dean Gage, Dr. Terry S. Maness, Dr. Robert B. Sloan and Constance K. Weaver) and add five director nominees to the Company’s Board to replace the “Class B Directors” and fill the vacancy that occurred upon Mr. Kolander’s resignation;

•

The Board disputed the Foundation’s action on the basis that the Foundation did not follow the required procedures for director appointments mandated by the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, namely that the

Board’s Nominating and Corporate Governance Committee is responsible for identifying, recruiting, interviewing, vetting and recommending potential director candidates and evaluating their qualifications, independence, potential conflicts of interest and other important considerations. Thus, the Foundation must first engage the Nominating and Corporate Governance Committee and provide such Committee with a chance to assess the Foundation nominees’ qualifications in accordance with the criteria adopted by the Nominating and Corporate Governance Committee;

•

The Foundation nominees did not engage with the Committee, the Board did not seat the Foundation’s nominees and, on September 2, 2020, the Foundation filed suit against the Company and its eight directors (Christopher W. Claus, Jerry D. Davis, Jr., Gerald W. Shields, Francis A. Keating II, Dr. Terry S. Maness, Dr. E. Dean Gage, Dr. Robert B. Sloan, Jr. and Constance K. Weaver) in the District Court for Arapahoe County, Colorado (the “Colorado Litigation”). For more information on the Colorado Litigation, see Part I, Item 3, “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2020;

•

In connection with the Colorado Litigation, on September 28, 2020, the Foundation and the Company entered into a mutually agreed Status Quo Stipulation, whereby the Board and its committees agreed not to direct or permit anyone on their or the Company’s behalf to take any significant action that is outside the ordinary course of business without the consent of the Foundation until the court in the Colorado Litigation made a determination on the merits or otherwise ruled on the Foundation’s motion for a preliminary injunction;

•

The two sole charitable beneficiaries of the Foundation, Baylor University and Southwestern Baptist Theological Seminary (the “Foundation Beneficiaries”), subsequently filed a lawsuit against the Foundation and its Chief Executive Officer/President, Mike Hughes (who was also one of the purported nominees submitted to the Company by the Foundation), claiming, among other things, that the Foundation’s board of trustees breached their fiduciary duties to the Foundation and misused Foundation monies for personal benefit, including the litigation against the Company in an attempt to seat themselves on the Company’s board (the “Texas Third-Party Litigation”);

•	The Texas Attorney General intervened on behalf of the Foundation Beneficiaries in the Texas Third-Party Litigation;

•

On December 7, 2020, the Company filed counterclaims and third-party claims in the Colorado Litigation against the Foundation and two of its officer or trustees, Charles W. Hott and Mike C. Hughes alleging that Mr. Hughes and Mr. Hott, as trustees or officers of the Foundation, among other things: (i) defrauded state insurance regulators in order to seize control of the Company, (ii) breached their fiduciary duty to all of the Company’s shareholders, and (iii) violated the Colorado Consumer Protection Act (collectively, the “Counterclaims”); and

•

On February 6, 2021, the Foundation Beneficiaries settled the Texas Third-Party Litigation with the Foundation, resulting in Mr. Hughes and Mr. Hott being removed as trustees from the Foundation. The Foundation Beneficiaries, upon gaining control of the Foundation through their appointed trustees to the Foundation, agreed to dismiss the Colorado Litigation and entered into a Mutual Agreement for Compromise, Settlement and Release with the Company and its individual directors (the “Foundation Settlement Agreement”). The Company also agreed to dismiss the Counterclaims.

As a result of the Foundation Settlement Agreement:

•	The Company, its eight directors and the Foundation dismissed all claims at issue in the Colorado Litigation and also agreed to mutual releases for conduct prior to February 5, 2021;

•

On February 6, 2021, the Company: (a) restored its Board to its form as of August 12, 2020 consisting of a nine-seat Board comprised of four directors elected by the Company’s Class A common stockholders (Christopher W. Claus, Jerry D. Davis, Jr., Gerald W. Shields, and Francis A. Keating II), the four Class B Directors (Dr. E. Dean Gage, Dr. Robert B. Sloan, Dr. Terry S. Maness, and Constance K. Weaver), and one Class B vacancy; and (b) restored the Company’s Amended and Restated Bylaws to the form in which they existed on August 12, 2020;

•

The Foundation withdrew the Foundation nominees who had been submitted pursuant to the August 13, 2020 Action by Written Consent of the Foundation and approved the restoration of the four Class B Directors; and

•	The Foundation agreed to sell, and the Company agreed to purchase, 100% of the Company’s Class B common stock from the Foundation.

On February 6, 2021, pursuant to the Foundation Settlement Agreement, the Company entered into an agreement with the Foundation to purchase all of the Class B common stock for a purchase price of $9,090,463.80 (the “B Share Transaction”). In accordance with such purchase agreement, the purchase price was paid to the Foundation on March 5, 2021. On April 12, 2021, the Company and the Foundation received the last of the regulatory approvals required for the Foundation to divest control of the Company and thus all of the Foundation’s Class B common stock was transferred to the Company as of such date. In accordance with Colorado law, the Class B common stock is now classified as authorized, but unissued shares. On March 9, 2021, the Board passed a resolution stating that as long as the Class B common stock is being held as unissued shares, the Company will not vote, nor permit any other person or entity to exercise any voting rights or other rights, with respect to the Class B common stock. Accordingly, the Class A shareholders will elect all of the directors at the 2021 Annual Meeting.

DIRECTOR NOMINEES

The Board has emphasized the importance of identifying and proposing for shareholder approval director nominees that possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives.

All of our director nominees are current directors standing for re-election. Constance K. Weaver has indicated her intention to retire from the Board at the time of the Annual Meeting and, thus, is not standing for re-election. As mentioned above, the Nominating and Corporate Governance Committee is currently conducting a candidate search to fill the two vacancies and is focusing the search on finding qualified women and/or minorities to serve on our Board.

NAME	PRINCIPAL OCCUPATION	DIRECTOR SINCE	INDEPENDENT
Christopher W. Claus	Retired financial and investment executive	2017	Yes

Jerry D. Davis, Jr.	Chairman of the Board; Retired life insurance company CEO and Chairman	2017	Yes

Dr. E. Dean Gage	Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000	Yes

Francis A. Keating II	Former Partner at Holland & Knight LLP; Former Governor of Oklahoma; Former President and CEO, American Council of Life Insurers; Former President and CEO, American Bankers Association	2017	Yes

Dr. Terry S. Maness	Dean at Baylor University’s Hankamer School of Business	2011	Yes

Gerald W. Shields	Interim Chief Executive Officer and President of the Company, and Vice-Chairman of the Board; Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017	No

Dr. Robert B. Sloan, Jr.	President and Chief Executive Officer at Houston Baptist University	2007	Yes

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders to be held at the Company’s executive office at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758 on Tuesday, June 1, 2021, at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock on April 20, 2021.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the matters listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Class A common stock as of the close of business on April 12, 2021, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the Record Date is entitled to one vote for each share of Class A common stock held by such shareholder on all matters coming before the Annual Meeting.

As of close of business on the Record Date, there were 49,559,040 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting, and 0 shares of Class B common stock outstanding or entitled to vote at the Annual Meeting. As previously discussed, as of April 12, 2021, following regulatory approvals of and the consummation of the B Share Transaction, all of the Class B common stock was repurchased by the Company has been classified as authorized, but unissued shares that the Board has resolved will not be voted. For more information about the B Share Transaction, see the section entitled “About Citizens – Our Evolution” beginning on page 2.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative meeting arrangements, which may include changing the location of the meeting or holding a virtual meeting solely by means of remote communication online, as promptly as practicable. You are encouraged to monitor our investor relations website at https://www.citizensinc.com/investors-investor-information for any updated information about the Annual Meeting.

CORPORATE GOVERNANCE

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE

The Board believes that a commitment to good corporate governance enhances shareholder value. To that end, the Company is committed to employing robust corporate governance practices to promote high standards of responsibility and ethics that define how we operate our business and earn a return for our shareholders.

The Company’s Corporate Governance Guidelines provide a framework for effective governance of the Board and the Company. The guidelines establish policies and practices with respect to Board operations and responsibilities, including board size and composition, director independence, director qualifications, executive and director compensation, succession planning and the roles of Board committees. The Board regularly reviews these guidelines and updates them as needed. A copy of the Corporate Governance Guidelines is available on our website at www.citizensinc.com.

The Board believes that its commitment to good governance is demonstrated by the following corporate governance practices, including:

•	All of our directors are elected annually.

•

Separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging our independent Chairman’s experience and perspectives in an oversight role.

•

Six of our seven director nominees are independent directors; our interim Chief Executive Officer, Gerald Shields, is the only nominee who is not independent; Mr. Shields was independent prior to being appointed as our Interim Chief Executive Officer.

•	All of our Board committees are chaired by independent directors and are 100% independent.

•	We have enhanced standards for independence – an independent director may not receive any compensation from the Company outside of Board compensation.

•	Our independent directors hold regularly scheduled executive sessions without management present.

•	We have annual Board and committee self-assessments.

•	Board oversight of risk is a cornerstone of our enterprise risk management program.

•	We are committed to Board refreshment (four of our seven director nominees have been elected since 2017).

•	Our ethics program includes a Code of Business Conduct and Ethics for our directors, officers and employees, and regular one-on-one meetings with our employees to discuss ethics concerns.

•	We have an annual “say on pay” advisory vote.

•	We prohibit short sales, transactions in derivatives, hedging and pledging of our stock by our directors and officers.

Because no stockholder controls more than 50% of the voting power for election of directors, we are no longer considered a “controlled company” under the New York Stock Exchange (“NYSE”) corporate governance listing standards (the “listing standards”). As of the date hereof, we are in compliance with all of the applicable NYSE listing standards.

OUR CULTURE OF RESPONSIBILITY AND ETHICS

As part of our commitment to strong corporate governance practices, we maintain an active ethics program. Our ethics program is rooted in our seven core values:

Integrity	We will build trust through fair, honest and ethical relationships by adhering to a strong moral compass.

Perseverance	We will steadfastly pursue our mission despite obstacles, difficulties or delays in achieving success.

Excellence	We deliberately pursue high standards and are committed to achieving higher standards.

Selfless Service	We promote the assistance of others, not for personal gain, but for the enhancement of others.

Leadership	We identify and take ownership of our areas of influence; guiding, developing and mentoring others along the way.

Accountability	We are responsible for our actions and we accept the outcome of those actions.

Commitment	With dedication we pursue this mission, vision and core values to bring success to our employees, policyholders, shareholders, agents and associates.

Our Board, officers and employees are obligated to adhere to our core values. In that way, we can ensure that we continue to be good stewards of the investments in us by our shareholders, employees, policyholders and independent consultants. Our ethics program also includes periodic training on compliance topics for all employees, such as anti-money laundering training, and one-on-one meetings with our employees where they can communicate any ethics or compliance concerns (“Compliance Task Force Meetings”). Our Compliance Task Force Meetings take place with our Chief Compliance Officer and a member of our legal team and are generally held on a regular basis with select employees from different functions and groups at the Company. Notes from the Compliance Task Force Meetings are shared with the Chief Legal Officer and Chief Executive Officer and other key executive officers depending on the subject matter. At each Compliance Task Force Meeting, we also reiterate our commitment to our core values to ensure that each employee is living up to them.

Our Board has adopted a Code of Business Conduct and Ethics (“Code”), which is available on our website at www.citizensinc.com. The Code provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code. Any amendment to the Code and any waiver applicable to Company’s directors or executive officers will be posted on our website within the time period required by the Securities and Exchange Commission (the “SEC”) and the NYSE.

BOARD LEADERSHIP STRUCTURE

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, and the Company’s overall corporate governance. The Board also believes that the separation of the Chairman and Chief Executive Officer roles allows our Chief Executive Officer to focus his time and energy on operating and managing the Company, while leveraging our Chairman’s experience and perspectives in an oversight role. The separation of roles also allows an effective balance between strong executive leadership and appropriate safeguards and oversight by the Chairman and other independent directors. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its shareholders. The Chairman is independent, and we do not have a lead director.

DIRECTOR INDEPENDENCE

The Board determines whether a director or nominee is “independent” in accordance with the NYSE requirements for independent directors, which requires an affirmative determination that each independent director has no material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director. Additionally, the Company has enhanced standards contained in its Corporate Governance Guidelines In addition to compliance with NYSE independence requirements, the Company’s Corporate Governance Guidelines (available on the Company’s website: https://www.citizensinc.com/uploads/01-26-18-citizens-corporate-governance-guidelines.pdf ), which prohibits independent directors from receiving any consulting, advisory or other compensatory fees from the Company other than Board Compensation (the “Enhanced Independence Standards”).

The Board has determined that all current Board members and nominees, other than our Interim Chief Executive Officer and President, Mr. Shields, are independent as set forth under the NYSE independence requirements. Although Ms. Weaver is considered to be independent under the NYSE independence requirements, she is considered to not be independent under the Company’s Enhanced Independence Standards by virtue of the Company’s consulting relationship with Tracker Group LLC, of which Ms. Weaver is a 50% member and served as Chief Executive Officer until July 2020. Beginning in early 2020, the Company paid Tracker Group, LLC $30,000 for shareholder related advisory services for fiscal year 2020. The Company expects to pay a similar amount to Tracker Group, LLC in fiscal year 2021. In addition, the Board determined that Mr. Kolander, as the Chief Executive Officer of the Company, was not independent for the portion of 2020 during which he served on the Board.

There were no other relationships that existed in 2020 that were considered by the Board as part of the independence determinations.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s business affairs are conducted under the direction of the Board. Due to issues surrounding the Change in Control, the Board met 15 times during 2020, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2020, and (ii) the total number of meetings held by each committee of the Board on which such director served during 2020. We expect all of our directors to attend our annual meeting. All directors serving at the time attended the 2020 annual meeting of shareholders.

Select officers and employees regularly attend Board meetings to present information on our business and strategy, and Board members have access to our officers and employees outside of Board meetings. Board members are encouraged to make site visits to meet with our employees, and to accept invitations to attend and speak at internal Company meetings.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to five separately-designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee and the Executive Committee. The primary responsibilities of each of the committees are described below, together with the current membership and number of committee meetings held in 2020. The Board has determined that the Chairs of each committee and all committee members (except for Ms. Weaver pursuant to the Company’s enhanced independent standards) are independent. Other than the Executive Committee, each of the Board committees described below has a written charter. Copies of these charters are available on our website at www.citizensinc.com, or in print upon request from the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Audit Committee

Current members: Dr. Terry S. Maness (Chair), Francis A. Keating and Dr. Robert B. Sloan, Jr.

Number of Meetings in 2020: 4

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•	the integrity of the Company’s financial statements and the financial reporting process;

•	the Company’s system of internal controls, including the internal audit function;

•	compliance with legal, regulatory and public disclosure requirements;

•	the Company’s independent registered public accounting firm (“Independent Auditor”), including its qualifications, independence and performance;

•	the Company’s enterprise risk management program; and

•	any related party transactions.

For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2020, see “Audit Committee Report” on page 16.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that Dr. Terry S. Maness (Chair) qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Compensation Committee

Current members: Dr. Robert B. Sloan, Jr. (Chair), Christopher W. Claus and Jerry D. Davis, Jr.

Number of meetings in 2020: 5

The Compensation Committee is responsible for:

•	approving and evaluating director and executive officer compensation, plans, policies and programs;

•	reviewing and taking actions with respect to incentive compensation and equity-based plans;

•	reviewing market data to assess the competitive position of the Company’s executive compensation;

•	retaining, in the committee’s sole discretion, a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation;

•	reviewing, discussing and refining the Compensation Discussion & Analysis for inclusion in the Company’s Proxy Statement;

•	evaluating the risks and rewards associated with the Company’s compensation policies and practices; and

•	performing such other duties as set forth in its charter.

For additional information about the Compensation Committee, see the section entitled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 28.

Nominating and Corporate Governance Committee

Current members: Francis A. Keating (Chair), Dr. Robert B. Sloan, Jr. and Constance K. Weaver

Number of meetings in 2020: 4

The Nominating and Corporate Governance committee is responsible for:

•	identifying, recruiting and recommending candidates for the Board;

•	developing, approving, or recommending to the Board for approval, and assessing, corporate governance policies for the Company;

•	overseeing the evaluation of the Board; and

•	apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders.

Although Ms. Weaver is not an independent director under the Company’s Enhanced Independence Standards, the Nominating and Corporate Governance Committee will be comprised entirely of independent directors after she retires from the Board at the Annual Meeting, in compliance with NYSE transition rules applicable to companies that cease to be a “controlled company.

Investment Committee

Current members: Christopher W. Claus (Chair), Jerry D. Davis, Jr. and Constance K. Weaver

Number of meetings in 2020: 3

The Investment Committee is responsible for assisting the Board in reviewing and overseeing the investment policies, objectives, strategies, portfolio, transactions and performance of the Company and its subsidiaries.

Executive Committee

Current members: Jerry D. Davis, Jr. (Chair), Christopher W. Claus, Dr. E. Dean Gage and Dr. Robert B. Sloan, Jr.

The Company’s Amended and Restated Bylaws (the “Bylaws”) authorize the Board to designate an Executive Committee to consist of a majority of independent directors, one of whom must be the Chairman of the Board. The Executive Committee may exercise all authority of the Board in the management of the business and affairs of the Company, unless restricted by the Colorado Business Corporations Act, the Company’s Articles of Incorporation or Bylaws, or other applicable law. The Executive Committee generally acts to authorize bond trades or approve other actions of the Board in between regularly scheduled Board meetings. The Board then reviews and ratifies the actions of the Executive Committee. In 2020, the Executive Committee took all of its actions by unanimous written consent of the members.

RISK OVERSIGHT

Effective risk oversight is an important priority for the Board. In carrying out this oversight, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management, including risks relating to information technology and cybersecurity. In accordance with this responsibility, the Audit Committee monitors the Company’s significant business risks, including risks related to market conditions, liquidity and capital requirements, catastrophes, investments, and legal and regulatory, and reviews the steps management has taken to monitor and control these exposures. The Audit Committee also meets at least quarterly with our Independent Auditor, our internal auditor and our Chief Financial Officer and receives a comprehensive financial report discussing the Company’s risk exposures and the processes in place to monitor and control such exposures.

The Audit Committee is assisted in its risk oversight duties by senior management, including, among others, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Chief Information Security Officer. Senior management is responsible for risk management across a wide range of areas and functions and reports regularly to the Audit Committee, which itself reports regularly to the Board.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, the other Board committees also consider risks within their areas of responsibility and apprise the Board of significant risks and management’s response to those risks. For example, the Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Although risk oversight is conducted primarily through committees of the Board, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports from each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Oversight of Information Security Risk and Information Security Program

Given the Company’s need to gather and maintain confidential data on its information systems for the purpose of conducting its subsidiaries’ insurance operations, the Board considers Information Security to be an enterprise-wide risk management issue. The Board evaluates the adequacy and appropriateness of the Company’s Information Security Program and controls. The Board receives regular reports from and engages with the Chief Information Security Officer, and other management personnel on key risk areas and related mitigation and control efforts.

The Company’s Chief Information Security Officer provides executive direction with respect to implementation of the Company’s Information Security Program throughout the organization. The Chief Information Security Officer reviews risks associated with the confidentiality, integrity, and availability of critical business systems and sensitive customer and Company data. The Information Security department conducts risk assessments that measure the likelihood and probable impact of information security events that could adversely affect the Company’s operations, finances and reputation. The Chief Information Security Officer provides quarterly updates to the Audit Committee and semi-annual updates to the Board on changes to cybersecurity and privacy regulations, top threats facing the Company and key risks and mitigation efforts. The Chair of the Audit Committee also provides quarterly reports to the full Board on any material information security topics presented to the Audit Committee.

While the Board and management personnel set the tone for the Company’s Information Security Program, the Company has a robust information security training and compliance program. All employees receive annual training on Information Security, and our Information Technology department has implemented a security risk awareness program to help the Company’s employees learn how to maintain sound security practices.

Selected Area of Board Oversight in 2020

During 2020, the Board and its Committees reviewed and discussed with management the impact of the COVID-19 pandemic on the Company’s employees, independent consultants, agents, distribution channel and business, and management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including enhanced health and safety measures for the Company’s employees, independent consultants and agents.

BOARD AND COMMITTEE PERFORMANCE SELF-ASSESSMENTS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) during the Company’s last fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the year was, a director, nominee for director or an executive officer of the Company;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

•

any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or more than 5% beneficial owner of the Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:

•

Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related person or affiliate transactions or changes to previously identified related party transactions be reported;

•

Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens, Inc. holding company structure) and, if deemed to be affiliated transactions, those transactions are evaluated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction; and

•

Each director and executive officer completes an annual questionnaire that identifies any related person transactions. These forms are reviewed by the Board at the following board meeting. Company officers who provide certifications for quarterly and annual SEC reporting also review them.

All related person transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.

When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company entered into the Chief Executive Officer Separation of Service and Consulting Agreement (the “Separation and Consulting Agreement”) with Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board, effective July 29, 2020. Under the Separation and Consulting Agreement, Mr. Kolander agreed to provide consulting services to the Company as an independent contractor following his resignation as Chief Executive Officer and President effective August 5, 2020. For these services, Mr. Kolander was paid a consulting fee of $14,000 per week. During 2020, the Company paid Mr. Kolander $254,800 in consulting fees. The terms of the Separation and Consulting Agreement are described below in the section entitled “Chief Executive Officer Separation of Service and Consulting Agreement with Mr. Kolander and Termination of Employment” on page 45.

Other than the Separation and Consulting Agreement with Mr. Kolander, the Company is not aware of any transaction, or series of transactions, since January 1, 2020, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 in a single fiscal year and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

SUCCESSION PLANNING

The Board’s leadership structure includes an independent non-executive Chairman role. The Board believes our overall corporate governance measures help ensure that strong, independent directors continue to effectively oversee our management and key issues related to strategy, risk and integrity; executive compensation; Chief Executive Officer evaluation; and succession planning.

Our Board oversees management succession planning and executive talent development. At regularly scheduled Board meetings, the Board reviews and discusses with management the Chief Executive Officer succession plan and the succession plans for key positions at the senior officer level across the Company. The Board reviews potential internal candidates for our executive team with our Chief Executive Officer, including the qualifications, experience, and development priorities for these individuals. These discussions are led by the Chief Executive Officer, with periodic assistance from firms with talent assessment expertise. These discussions include critical leadership competencies, talent assessment, short and long-term development potential of executives, the pool of external talent, and diversity. The Board also evaluates succession and development plans in the context of our overall business strategy and culture. Potential leaders are visible to Board members through formal business strategy presentations and informal events to allow the Board to personally assess candidates.

Our Board also establishes steps to address emergency Chief Executive Officer succession planning in extraordinary circumstances. Our emergency Chief Executive Officer succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board, resigned from such positions effective August 5, 2020. Gerald W. Shields, our Vice-Chairman of the Board, was appointed Interim Chief Executive Officer and President effective August 5, 2020. The Board is engaged in a search for a permanent Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Grant G. Teaff, Jerry D. Davis, Jr., Francis A. Keating II, Constance K. Weaver, Dr. Robert B. Sloan, Jr. and Christopher W. Claus served as a member of the Compensation Committee during 2020. Dr. Robert B. Sloan, Jr., Christopher W. Claus and Jerry D. Davis, Jr. currently serve on the Compensation Committee. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2020.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, TX 78714-9151.

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES

The Company and the Board believe that creating long-term value for our shareholders implicitly requires enacting and executing sustainable business practices and strategies that, while delivering competitive returns, also take into account environmental, social and governance (“ESG”) issues. Addressing ESG issues is a key part of building a great company, and doing so means having strong governance, effective management systems and robust controls. We strive to govern the Company in a sustainable manner that recognizes these concerns alongside our long-term operational goals and strategies. We understand that we have a responsibility to monitor and control our ecological and societal impact and adopt responsible practices on environmental, social and governance issues together with our obligations regarding corporate strategy, risks, opportunities and performance.

Environment

The Company is committed to operating in an environmentally responsible manner and strives to be a good steward of the environment. In November 2020, we moved into our new headquarters in Austin, Texas. The building in which we are leasing space for our headquarters was designed to be highly energy efficient and has achieved LEED Gold Certification. The building is outfitted with LED lighting, with state of the art lighting controls. Our leased space in the building is equipped with motion detecting light sensors in order to reduce unnecessary energy consumption. As a participant in the Austin Energy Green Building Program, the building was designed and built in a manner that reduced the impact of construction on the environment and utilized materials sourced locally. In addition, the landscaping was designed with native grasses and plants to minimize the use of irrigation.

Over the past few years we have undertaken initiatives to reduce our paper consumption. Reducing the amount of paper we use at our office locations is another key focus for us. We continually monitor our office operations for opportunities to reduce or eliminate the use of paper. We also encourage the policyholders of our insurance subsidiaries to interact with us electronically, which serves to extend our paper reduction efforts beyond the borders of our office locations. For example, we have developed an electronic portal for the policyholders of our insurance subsidiaries to access information about their policies. Certain of our insurance subsidiaries also utilize paperless technologies to market and sell their products and deliver policies to our policyholders. Sales agents of certain of our insurance subsidiaries are able to take and complete potential policyholder applications electronically, thereby avoiding the need for paper copies. Further, policyholders of certain of our insurance subsidiaries, through their agents, are able to apply for our insurance products online, without having to fill out and mail in a paper application. These efforts help us limit our carbon footprint, by reducing the amount of paper required to operate our business.

Social Impact

The Company and our employees regularly contribute to local non-profit organizations that promote health and well-being. We also encourage employee volunteerism, partnering with community service organizations to provide opportunities for employees to donate time and talents to assist neighbors in need.

Corporate Governance

We believe that sound principles of corporate governance are a key element of our business, and we are deeply involved in providing continuing insight and clarity into our governance process. We expect all directors, officers and employees to conduct business in compliance with the various corporate governance documents and policies we have implemented and survey compliance on an annual basis.

As part of our ongoing shareholder engagement efforts, we proactively engage shareholders on specific corporate governance issues on a regular basis and as appropriate. For more information on our shareholder engagement program and efforts, see the section entitled “Executive Compensation – Say on Pay and Shareholder Engagement” below.

Responsible Investing

In addition to financial considerations and prudent diversification, we evaluate ESG criteria when making investment decisions for our investment portfolio. We believe that good governance practices and a commitment to corporate responsibility can enhance investment opportunities and meaningfully affect investment performance. The Company also believes long-term sustainability concerns impact both investors and society and thus should be considered when making investment decisions. The Company made its first investment in a private equity fund focused on global renewal power generation (wind and solar energy) in 2020 and will continue to seek other responsible investing opportunities in the future.

Empowering and Engaging Our People

The Company’s focus continues to be fostering a culture that is inclusive and attractive for all of our employees and independent sales agents. Below are some of the key initiatives that we have undertaken to foster such an environment.

Culture of Engagement. From time to time, we conduct confidential surveys to give our employees the opportunity to provide input about their experience at the Company. Our Human Resources Department also conducts one-on-one meetings with select employees. Through these surveys and one-on-one meetings, we are able to identify opportunities for improvement, and to create action plans based on feedback as appropriate.

Culture of Diversity and Inclusion. The Company continues to prioritize our efforts in creating and sustaining a culture of diversity and inclusion. The Company derives a great deal of strength from our diverse workforce. We have long been committed to cultivating work environments in which all of our employees can discuss diversity and inclusion and ensuring our businesses are representative of the communities we serve.

Culture of Wellness. We are committed to helping our employees have the opportunity to live healthy and active lives. To help ensure the health of our employees, we provide them with a comprehensive benefits package that includes, but is not limited to, the following: on-site flu shots each year, health insurance, dental and vision insurance, fitness center access and wellness programs.

Culture of Learning and Training. At the Company, we believe in continuous learning. We offer industry specific training as well as routine training on information security.

Actions in Response to the COVID-19 Pandemic

As we navigated through the COVID-19 pandemic, our top priority has been the health and safety of our employees, independent consultants, agents and policyholders. We have taken steps to support our employees, independent consultants, agents and policyholders. As an organization, we implemented a wide variety of precautionary health and safety measures for our employees, including remote work protocols, enhanced sanitation and cleaning practices, requiring face coverings, restrictions on non-essential contractors or visitors, restrictions on non-essential travel, adding additional employee training on safety topics concerning hand washing and social distancing and encouraging our employees to follow similar protocols when away from work. Additionally, we also pivoted our independent consultants and agents to virtual sales and collections while maintaining business operations and remaining mindful that the insurance industry is considered an essential business in supporting our policyholders. We believe we were careful and deliberate in all decisions, continuously taking action to protect our employees, independent consultants and agents, and policyholders.

AUDIT MATTERS

AUDIT COMMITTEE AND MEETINGS

The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated Dr. Terry S. Maness (Chairman) as “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the financial results and the Chief Information Security Officer on information security matters. Following a report by the internal auditors, representatives of the Independent Auditor are invited into the meeting to present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITIES AND 2020 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, the financial reporting process and the system of internal controls, including the internal audit function. The Audit Committee oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2020, among other things, the Audit Committee:

•	Reviewed the Company’s quarterly and annual results;

•	Reviewed the activities and findings of the Company’s internal audit function;

•	Reviewed the findings of the Company’s Internal Control Task Force;

•	Actively engaged with executive management on improvements to the Company’s internal control environment;

•	Reviewed information security and technology risks and provided guidance to management with respect to information security and privacy policies;

•	Actively engaged with the Chief Information Security Officer on security and cybersecurity matters;

•	Reviewed the Audit Committee charter;

•	Performed a self-assessment; and

•	Met independently with the Independent Auditor.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

In determining each year whether to reappoint the Independent Auditor or engage another firm, the Audit Committee considers, among other things:

•	the historical and recent performance of the Independent Auditor on the Company’s audit;

•	external data relating to the performance of the Independent Auditor, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on the Independent Auditor and its peer firms;

•	the firm’s tenure as the Independent Auditor and its familiarity with the Company’s operations;

•	the firm’s capability and expertise in handling the complexity of the Company’s operations;

•	the independence of the Independent Auditor; and

•	the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Auditor for the year ending December 31, 2020. Deloitte has served as the Company’s Independent Auditor since 2017.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function and annual independent audit. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.

Management is responsible for preparing our financial statements and the Independent Auditor is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.

The Audit Committee has discussed with Deloitte, our Independent Auditor for our financial statements, those matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Independent Auditor provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Auditor its independence.

The Committee has discussed with the Independent Auditor its evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the Independent Auditor, the Audit Committee recommended to the Board and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Principal Accountant Fees and Services

During 2020 and 2019, the following fees were billed to us by Deloitte:

AUDIT FEES	2020	2019
Audit Fees	$1,347,565	$1,865,311
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,347,565	$1,865,311

Audit Committee Pre-Approval of Services

To help assure independence of the Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2020 and 2019, 100% were approved by the Audit Committee.

AUDIT COMMITTEE
Dr. Terry S. Maness (Chairman)
Francis A. Keating II
Dr. Robert B. Sloan, Jr.

DIRECTORS

DIRECTORS

The Company’s Board consists of a diverse group of leaders in their respective fields. Most of our directors have senior leadership experience at other companies or academic institutions. In these positions, they have gained broad management and industry experience, including strategic planning, branding, investor communications, compliance, risk management, and leadership development. In addition, some of our directors have experience serving as executive officers, or on boards of directors, of public or private companies and academic institutions and one of our directors is the former governor of the state of Oklahoma, and bring unique perspectives to the Board.

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experience of our directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company’s evolving needs and represent the best interests of the Company’s shareholders.

Qualification Standards for Directors

The Nominating and Corporate Governance Committee considers director nominees who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by third-parties known to the members or management. In evaluating potential nominees to the Board, the Nominating and Corporate Governance Committee has adopted standards related to the qualifications of directors of the Company (the “Committee Standards”). The Committee Standards include, without limitation, independence, character and core values, ability to exercise sound judgment, diversity, demonstrated leadership, and relevant skills and experience in the areas of corporate needs of the Company such as insurance regulation, insurance distribution and public company experience.

The Board discusses and promotes efforts to enhance diversity in its Board composition, including the effort by the Nominating and Corporate Governance Committee to recruit its first female director to the Board in 2018 and current Board refreshment discussions that prioritize diversity in Board candidate recruitment and selection. The Board views diversity in the context of the following factors: age, race, gender and ethnicity, geographic knowledge, industry experience, board tenure and culture. The Nominating and Corporate Governance Committee is committed to actively recruiting highly qualified women and individuals from minority groups to consider as director nominees.

Process for Candidates Recommended by Shareholders

Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a director position, which candidates must satisfy the Committee Standards. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals.

Board Refreshment

The Company is focused on active board refreshment and continually evaluates the composition of the Board to ensure that it has the right balance of skills, experience, perspective, and rigorous oversight through independent judgment. The Board has established strong practices for board refreshment. In 2019, in order to encourage refreshment, facilitate an orderly transition of legacy board members, increase diversity and expertise / experience in areas of need, the the Board adopted a five-year Board Refreshment and Replacement Plan. Pursuant to the plan, one (of four) legacy board member will retire from the Board each year through June 2023. A “legacy” board member is a member of the Board who was elected prior to 2017. The Board believes that this plan will allow the Board to evaluate the depth and diversity of experience of our Board, expand and replace key skills and experiences to develop our business strategies, and maintain a balanced mix of legacy and new Board members, as evidenced by the four of our seven director nominees who were first elected to the Board since the beginning of 2017, each of whom brought significant financial, insurance, technology, legal and marketing experience to the Board. A legacy director will not retire at the 2021 Annual Meeting since Ms. Weaver is stepping down from the Board due to her full-time executive role and there are currently two vacancies on the Board. Mr. Gage is expected to retire pursuant to this plan at the Company’s 2022 Annual Meeting.

NOMINEES FOR ELECTION

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors. All of the seven nominees currently serve on the Board and will be elected by the Class A shareholders at the Annual Meeting.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Christopher W. Claus	60	Retired financial, insurance and investment executive	2017
Jerry D. Davis, Jr.	71	Chairman of the Board; Retired life insurance company CEO and Chairman	2017
Dr. E. Dean Gage	78	Retired Texas A&M University executive; Former President & Provost Emeritus at Texas A&M University	2000
Francis A. Keating II	77	Former Partner at Holland & Knight LLP; Former Governor of Oklahoma; Former President and CEO, American Council of Life Insurers; Former President and CEO, American Bankers Association	2017
Dr. Terry S. Maness	72	Dean at Baylor University’s Hankamer School of Business	2011
Gerald W. Shields	63	Interim Chief Executive Officer and President of the Company and Vice-Chairman of the Board; Retired Chief Information Officer at FirstCare Health Plans; Director of IT Practice at Robert E. Nolan Company, Inc.	2017
Dr. Robert B. Sloan, Jr.	72	President and Chief Executive Officer at Houston Baptist University	2007

The biographies of each director nominee are listed below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Christopher W. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006. Mr. Claus currently serves on the Company’s Compensation Committee and Executive Committee and chairs the Investment Committee. He also concurrently serves as Lead Director and a member of the Audit Committee of TrueCar, Inc. (a public digital automotive market platform company) and has held those positions since April 2014. He also serves on the board of directors of Square Mile Capital, a registered investment advisor, and has held that position since December 2014. Mr. Claus also serves on several non-public boards, including Bank of San Antonio since September 2016.

Mr. Claus is an experienced executive with insurance and asset management expertise critical to the success of our Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management. Further, having served as President of USAA’s Investment Management Company, Mr. Claus strengthens the Board’s oversight function of our executive team’s strategic initiatives.

Jerry D. Davis, Jr. has had a 43-year insurance career with National Farm Life Insurance Company (“NFLIC”) and currently serves as chairman of the board of NFLIC. During his career, Mr. Davis served as President, Chief Executive Officer from 2004 to January 2016, having begun his career with NFLIC as a Mortgage Loan officer in 1977 and becoming Senior Vice President and Chief Investment Officer in 1981. Mr. Davis has served on the board of NFLIC since 2004. Mr. Davis serves on the Company’s Compensation Committee, Executive Committee and Investment Committee and is the Chairman of the Board. Mr. Davis was appointed Chairman of the Board in February 2020.

Mr. Davis is a seasoned and proven life insurance executive, having served at the highest levels of executive management and on the board of directors of a respected life insurance company. He brings our Board life insurance expertise. Specifically, his 43-year career in the life insurance industry brings our Board experience with state insurance regulators and auditors. Mr. Davis’ industry background further strengthens the Investment Committee’s oversight of the Company’s assets under management.

Dr. E. Dean Gage is a retired Texas A&M University executive. Prior to his retirement in 2009, Dr. Gage held various executive roles at Texas A&M University, including serving as Executive Director and Bridges Endowed Chair at the Center for Executive Leadership from 2001 to 2009, Executive Director of Center for Executive Leadership at Mays School of Business from 1994 to 1996, President from 1993 to 1994, and Executive Vice President and Provost from 1989 to 1993. Dr. Gage also served as President of Men’s Leadership Ministries in Dallas, Texas, from 1996 to 2001. Dr. Gage currently serves on the Executive Committee. Dr. Gage served as the Company’s Vice-Chairman of the Board from June 2016 to February 2020.

Dr. Gage has substantial executive leadership expertise stemming from his executive roles at one of the largest public universities in America. Dr. Gage’s extensive background in education, finance, management and administration provides our Board with leadership and consensus building skills on a variety of matters, including governance, strategic planning and executive decision making.

Francis Anthony Keating II is a consultant and investor. Mr. Keating served as a partner at Holland & Knight, a law firm, from February 2016 to December 2018. He served as President and Chief Executive Officer of the American Bankers Association from 2011 to 2016, and President and Chief Executive Officer of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry, from 2003 to 2011. He served as the Governor of Oklahoma from 1995 to 2003.

Mr. Keating has held significant leadership positions in both the public and private sectors, which make him a valuable addition to our Board. In addition to serving as the Governor of Oklahoma, his impressive career included serving as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (“HUD”) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting insurance, banking, and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Mr. Keating’s current board service includes BancFirst Corporation, a publicly held financial holding company, since March 2016, Hall Capital Commercial Real Estate, a privately held real estate investment firm, since March 2016, Insurance Care Direct, a privately held Florida-based health and life insurance agency, since June 2019 and Global Holdings, LLC, a privately held Tulsa-based payment processing provider, since December 2018. He also served on the board of Stewart Title Company, a wholly-owned subsidiary of Stewart Information Services Corp., a publicly held title insurance and real estate services company, from 2006 to January 2017, where he chaired the Nominations and Corporate Governance Committee, and Chesapeake Energy Corporation, a publicly held energy company, from 2003 to 2014. Mr. Keating currently serves on the Company’s Audit Committee and chairs the Nominating and Corporate Governance Committee.

Mr. Keating’s impressive legal and public service career further strengthens our Board’s governance and oversight function. Further, his background as Chief Executive Officer of the American Council of Life Insurers, the preeminent advocacy group for life insurance companies, brings life insurance industry experience and connections to our Board. Mr. Keating’s life insurance industry contacts are critical for our Nominating and Governance Committee as the Company pursues its board diversity initiative.

Dr. Terry S. Maness has served as Dean at Baylor University’s Hankamer School of Business since 1997. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned such company since 1989. Dr. Maness currently chairs the Company’s Audit Committee.

Dr. Maness’ background as Dean of one of America’s leading business schools brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Dr. Maness currently serves on several non-public boards, including Baylor Scott & White-Hillcrest since 2009, Brazos Higher Education Service Corp since 2009, Extraco Bank since 2007, Scott & White Health Plan Board since 2016 and Baylor Scott & White Central Texas Operating Board since 2019. Dr. Maness formerly served on the Board of AACSB International from 2016 to 2019.

Gerald W. Shields, FLMI, has served as Interim Chief Executive Officer and President of the Company since August 2020. He is also vice-chairman of the Board and has served in that role since February 2020.

Mr. Shields is a seasoned life insurance executive who brings life insurance and information technology experience to our Board. He has more than 30 years’ experience in health insurance management, as well as professional certifications from Harvard University’s Kennedy School of Government, Massachusetts Institute of Technology’s Chief Network Officers Program, and Aubrey Daniels International. He has been named twice in CIO Magazine’s Top 100 CIOs of the Year and has also been the recipient of ComputerWorld’s Top 100 CIO Award. Mr. Shields’ significant technology and insurance experience are instrumental to the Board’s oversight as the Company advances its strategic technology objectives. Mr. Shields recently completed the Cyber Security Oversight Certificate from Carnegie Mellon Institute.

Mr. Shields is also a Director of IT Practice at Robert E. Nolan Company, Inc. and has served in that role since 2011. Mr. Shields recently served as Chief Information Officer at FirstCare Health Plans from July 2015 to October 2018. Previously, Mr. Shields served as Senior Vice President and Chief Information Officer at American Family Life Assurance Company of New York from 2002 to 2011. Mr. Shields served on the board of trustees for Shorter University from 2008 to 2015.

Dr. Robert B. Sloan, Jr. has served as President and Chief Executive Officer at Houston Baptist University since 2006. Previously, Dr. Sloan served as Chancellor at Baylor University from 2005 to 2006 and President and Chief Executive Officer at Baylor University from 1995 to 2005. While at Baylor, Dr. Sloan was selected by his peers in the Big 12 Athletic Conference as chairman of the National College Athletic Association (NCAA) Board of Directors, and also convened and was asked to serve as chair of the “Group of Six”, a gathering of presidents of the big six athletic conferences. Dr. Sloan was also involved in an ex officio capacity on investment committees both at the foundation level and at the trustee level for the universities that he served. Dr. Sloan currently serves on the Audit Committee, Executive Committee and the Nominating and Corporate Governance Committee and chairs the Company’s Compensation Committee. Dr. Sloan served as the Company’s Chairman of the Board from June 2016 to February 2020.

Dr. Sloan has served as Chief Executive Officer of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

DIRECTOR COMPENSATION

The following table shows information regarding the compensation earned or paid during 2020 to members of the Board who are not Company employees (“non-employee directors”). Mr. Kolander did not earn any compensation for his service on the Board during 2020. Mr. Shields’ 2020 director compensation is reported in the table entitled “2020 Summary Compensation Table” and the related tables under the section entitled “Executive Compensation.”

DIRECTOR	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	TOTAL ($)
Christopher W. Claus	117,500	9,450	—	126,950
Jerry D. Davis, Jr.	115,000	9,450	—	124,450
Dr. E. Dean Gage	116,023	9,450	—	125,473
Francis A. Keating	105,000	9,450	—	114,450
Dr. Terry S. Maness	117,500	9,450	—	126,950
Dr. Robert B. Sloan, Jr.	115,000	9,450	—	124,450
Grant G. Teaff (2)	46,250	—	—	46,250
Constance K. Weaver (3)	105,000	9,450	—	114,450

(1)

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of restricted stock units (“RSUs”) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K.

Each non-employee director received an annual director award of 1,575 RSUs on June 2, 2020, the date of the 2020 Annual Meeting of Shareholders. Each of the RSUs will vest one year from the date of grant, except for Ms. Weaver’s RSUs, which the Board has agreed to accelerate to vest one day earlier, June 1, 2021, the date she will retire from our Board. As of December 31, 2020, each non-employee director held 1,575 RSUs.

(2)

Mr. Teaff retired from the Board on February 11, 2020. Following his retirement, Mr. Teaff served on the Board as an emeritus director through June 2, 2020, the date of the 2020 Annual Meeting of Shareholders. The amount reported in the Fees Earned or Paid in Cash Column reflects the prorated cash retainer and fees for service as chairman of the Compensation Committee paid until the expiration of his term as emeritus director on June 2, 2020, the date of the 2020 Annual Meeting of Shareholders.

(3)	Ms. Weaver is not standing for re-election at the Annual Meeting and will retire from the Board on June 1, 2021, effective as of the start of the Annual Meeting.

Narrative to the Director Compensation Table

Non-employee directors receive compensation for their service on the Board. Mr. Shields, our Interim Chief Executive Officer and President, received compensation for his service on the board prior to his appointment as Interim Chief Executive Officer and President effective August 5, 2020. Mr. Kolander, our former Chief Executive Officer and President, did not receive any compensation for his service on the Board from February to August 2020.

The Compensation Committee annually reviews each element of and the total compensation of our non-employee director compensation program. As part of this process, the Compensation Committee is authorized to engage a compensation consultant in connection with its review and analysis. The Board determines the form and amount of director compensation after reviewing the Compensation Committee’s recommendation. The Compensation Committee did not make any recommendations to the director compensation program for 2020 and no changes were made for 2020.

Non-employee directors receive an annual cash retainer of $105,000 (prorated for time served during the year), plus an educational reimbursement allotment not to exceed $5,000 per calendar year. Directors serving as Chairman or Vice Chairman of the Board, and Directors serving as Chairman of the Audit Committee, Compensation Committee,

Nominating and Corporate Governance Committee and Investment Committee receive an additional $10,000 in compensation to recognize their Board leadership roles and additional responsibilities (prorated for time served during the year). All cash compensation is typically paid semi-monthly. Directors do not receive fees for attending Board or Committee meetings.

In addition to the cash retainer, each non-employee director receives equity awards. Under the Citizens, Inc. Omnibus Incentive Plan, non-employee directors are granted RSUs on the date of each annual meeting of shareholders (each, an “Annual Director Award”). Each non-employee director received an Annual Director Award of 1,575 RSUs on June 2, 2020. Such Annual Director Awards vest on the anniversary of the grant date, subject to continued service on the Board through the vesting date. The Board has accelerated Ms. Weaver’s grant to vest one day earlier, due to her retirement from the Board effective June 1, 2021. The number of RSUs subject to each Annual Director Award was determined by dividing $9,450 by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share. Upon vesting, each RSU will equal one share of Class A common stock.

No other compensation was paid to our non-employee directors.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 12, 2021, on the beneficial ownership of our Class A common stock by (1) each of our directors and nominees, (2) each of the named executive officers and (3) all of our directors and executive officers as a group. Except as otherwise noted, the persons listed below have the sole voting and investment power for all shares held by them. The address for each person listed below is Citizens, Inc., 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Christopher W. Claus	3,016	*
Jerry D. Davis, Jr.	3,016	*
Dr. E. Dean Gage	4,795	*
Francis A. Keating II	3,016	*
Dr. Terry S. Maness	3,016	*
Gerald W. Shields	3,016	*
Dr. Robert B. Sloan, Jr.	37,605	*
Constance K. Weaver (2)	3,016	*
Other Named Executive Officers
Jeffery P. Conklin	25,649	*
James A. Eliasberg	27,083	*
Robert M. Mauldin III	30,829	*
Harvey L. J. Waite	0	*
Geoffrey M. Kolander (3)	311,226	*
Directors and executive officers as a group
(13 individuals)	455,283	*

*	Less than one percent (1%).
(1)	Based on 49,559,040 shares of Class A common stock outstanding as of April 12, 2021.
(2)	Ms. Weaver is not standing for re-election at the Annual Meeting and will retire from the Board, effective at the completion of the Annual Meeting.
(3)

Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board resigned from such positions effective August 5, 2020. The information for Mr. Kolander is based on the most recent Form 4 filed by Mr. Kolander, August 7, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 12, 2021, with respect to the number of shares of our Class A common stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Class A common stock.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue 18 and 51 Street, Panama 5, Republic of Panama	4,121,765	8.3	% (2)

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,692,370	7.5	% (3)

(1)

Based on 49,559,040 shares of Class A common stock outstanding as of April 12, 2021. The ownership percentages set forth in this column are based on the assumption that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.

(2)

The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, the “reporting persons”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. The reporting have not filed a Schedule 13G/A with the SEC regarding ownership of the Company’s stock since such date. As of such date, the reporting persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock.

GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), each of which serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

(3)

The information is based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 29, 2021, reporting beneficial ownership as of December 31, 2020. Blackrock, Inc. reported that it has sole voting power with respect to 3,610,998 shares of Class A common stock, sole dispositive power with respect to 3,692,370 shares of Class A common stock and no shared voting or dispositive power.

EXECUTIVE OFFICERS

The following table sets forth certain biographical information concerning the executive officers of the Company as of the date hereof. The executive officers are elected annually by the Board at the first meeting of the Board following each annual meeting of shareholders.

NAME	AGE	POSITION
Gerald W. Shields (1)	63	Vice Chairman of the Board and Interim Chief Executive Officer and President of the Company
Jeffery P. Conklin (2)	51	Vice President, Chief Financial Officer and Treasurer of the Company
James A. Eliasberg (3)	63	Vice President, Chief Legal Officer and Corporate Secretary of the Company
Robert M. Mauldin III (4)	60	Vice President, Chief Marketing Officer of the Company
Chad M. Mellon (5)	54	Vice President, Chief Information and Services Officer of the Company
Harvey J. L. Waite (6)	61	Vice President, Chief Actuary of the Company

(1)	Mr. Shields’s biographical information is described above under the section entitled “Directors—Nominees for Election.”

(2)

Jeffery P. Conklin joined the Company in May 2017 and has served as Vice President, Chief Financial Officer since September 20, 2019. Mr. Conklin has also served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017, and Chief Investment Officer since March 2019. Prior to assuming his current positions, Mr. Conklin served as Interim Chief Financial Officer from March 2019 to September 20, 2019, and Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.

(3)

James A. Eliasberg has served as Vice President, Chief Legal Officer and Corporate Secretary of the Company since joining the Company in February 2018. Mr. Eliasberg came to the Company with business, transactional and corporate expertise, having divided his career between private and in-house legal practice. Prior to joining the Company, Mr. Eliasberg served as Of Counsel at Reed & Scardino LLP from August 2015 to June 2017 and as a solo practitioner from 2014 to February 2018. Prior to that, Mr. Eliasberg served in general counsel roles at various companies, including serving as Vice President, General Counsel and Secretary at Golfsmith International Holdings Inc. from 2010 to 2014, General Counsel at WSNet from 2000 to 2002, Deputy General Counsel at Wayport, Inc. from 1999 to 2000 and Senior Vice President and General Counsel at Taco Cabana from 1991 to 1998. Mr. Eliasberg is licensed to practice law in Texas and California.

(4)

Robert M. Mauldin III has served as Vice President, Chief Marketing Officer of the Company since joining the Company in July 2017. Mr. Mauldin came to the Company with over 25 years of experience in marketing, product management and innovation and implementing numerous industry-first initiatives that continue to shape the financial services industry today. Prior to joining the Company, Mr. Mauldin served as Senior Vice President, Operations at USI Inc. from September 2015 to July 2017 and Senior Vice President, Marketing at Bank of America from 1992 to September 2015. Mr. Mauldin brings expertise in product development, project management, change management, process improvement, strategic planning and innovation to the Company.

(5)

Chad M. Mellon has served as Vice President, Chief Information and Services Officer of the Company since September 2020. Prior to assuming his current position, Mr. Mellon served as Vice President, Chief Information Officer of the Company from April 2020 to September 2020 and Director of Information Technology from September 2018 to April 2020. Prior to joining the Company, Mr. Mellon served as Director of Information Technology at D&S Community Services from March 2015 to September 2018 and Director of Corporate Information Technology at Q2ebanking from January 2014 to March 2015. Mr. Mellon brings expertise in digital transformation, cloud computing, development operations and security to the Company.

(6)

Harvey J. L. Waite has served as Vice President, Chief Actuary of the Company since April 2020. Prior to assuming his current position, Mr. Waite served as Interim Chief Actuary from August 2018 to April 2020 and Pricing Actuary Consultant from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary. Mr. Waite is owner of Waite Actuarial Consulting LLC, a company specializing in providing actuarial consulting services to life and health insurance companies and has owned such company since 2017.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation of our named executive officers (“Named Executive Officers”) for 2020, and the compensation philosophy and objectives on which it is based. Our Named Executive Officers for 2020 are identified below:

•	Gerald W. Shields, Interim Chief Executive Officer and President (appointment effective August 5, 2020) (1)

•	Geoffrey M. Kolander, Former Chief Executive Officer and President (resignation effective August 5, 2020) (2)

•	Jeffery P. Conklin, Vice President, Chief Financial Officer and Treasurer

•	James A. Eliasberg, Vice President, Chief Legal Officer and Corporate Secretary

•	Robert M. Mauldin III, Vice President, Chief Marketing Officer

•	Harvey L. J. Waite, Vice President, Chief Actuary (appointment effective April 1, 2020)

(1)

As an independent consultant, Mr. Shields’ compensation is governed by the terms of the Consulting Agreement with the Company and not by the Company’s executive compensation program as outlined in this Compensation Discussion and Analysis section. Mr. Shields’ compensation arrangement is described below in the sections entitled “Change in Control and Chief Executive Officer Transition” on page 39 and “Consulting Agreement with Mr. Shields” on page 44.

(2)

Mr. Kolander’s annual base salary and annual cash incentive bonus opportunity were established by his 2019 Employment Agreement. A copy of the 2019 Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2019.

Information about the Change in Control and executive leadership transitions are described below in the sections entitled “Change in Control and Chief Executive Officer Transition” on page 39.

Impact of the COVID-19 Pandemic on Executive Compensation

As discussed in detail in our Annual Report on Form 10-K for the year ended December 31, 2020, the COVID-19 pandemic-related market disruptions negatively impacted our business operations in 2020. However, we did not modify our executive compensation program during 2020 or make positive adjustments related to the COVID-19 pandemic. Due in part to the impact of the COVID-19 pandemic, the Company failed to meet one of the simplified targets under our annual incentive plan relating to annualized premiums and number of issued policies for the Life Insurance segment in 2020. The failure to meet such target was a factor which resulted in the Named Executive Officers receiving less than their target annual incentive cash bonus opportunities. See section titled “Annual Incentive Cash Bonus Opportunity” below for more information.

EXECUTIVE SUMMARY

Four years ago, we endeavored to transform Citizens, setting the course for a sustainable future. We took clear and decisive actions to improve internal controls, remediate weaknesses in our financial and operational structures and redefine our culture. We assessed the strength of our people, products, and operations. Based on clearly defined values and priorities, we made the hard decisions to recruit new talent, replace underperforming team members, exit unprofitable or undesirable markets, realign our distributors, improve the profitability of our product offerings and replace board members—all while navigating complex legal and regulatory challenges.

Through this transformation, we believe we are re-positioning Citizens for long-term profitable growth – even in the face of the COVID-19 pandemic. We are navigating this path to growth with a long-standing knowledge of our current markets and vision of how we will utilize our core strengths. Our executive compensation program has also been also on a transformative path, evolving with our business, leadership and strategy to function as a more customary public company without a dual class stock structure.

Evolution of Our Compensation Program

Throughout most of our history, the Company was led and controlled by our founder Harold E. Riley and his family members. Upon our founder’s death, in 2017, we were controlled by the Harold E. Riley Trust and, following the change in control in July 2020, we were controlled by the Harold E. Riley Foundation, a charitable foundation that was established by our founder under 501(c)(3) of the Internal Revenue Code for the benefit of Baylor University and Southwestern Baptist Seminary (the “Foundation”).

As described on page 2, “Proxy Summary and Company Overview – About Citizens – Our Evolution”, in February 2021, as part of the Foundation Settlement Agreement, the Company entered into an agreement with the Foundation to purchase 100% of the issued and outstanding Class B common stock (the “B Share Transaction”). Because the holder of the Class B common stock has the exclusive right to elect a simple majority of the Board of the Company, upon the closing of the B Share Transaction, we ceased being a “controlled company” for the first time in the Company’s history.

Over the same time period, the Compensation Committee has taken, and continues to take, critical steps to enhance our executive compensation program and move towards market best practices, as well as our business and leadership strategy objectives. Key changes over the last three years have included:

•

2017 – We introduced incentive-based and equity compensation for the first time, moving away from our historic practice of providing only fixed compensation to our executive officers. In 2017, the Compensation Committee approved incentive-based bonuses as a component of our executive compensation program. At our 2017 Annual Meeting of Shareholders, our shareholders approved the Citizens, Inc. Omnibus Incentive Plan (the “Incentive Plan”), now an important component of our compensation program. Under the Incentive Plan, the Compensation Committee may award equity compensation to our executive officers, directors or employees, which the Company believes will help recognize the contributions made to the Company by award recipients, incentivize them to devote themselves to the future success of the Company, and improve the Company’s ability to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.

•

2018 – The Compensation Committee made its first grant of Restricted Stock Units (“RSUs”) to certain executive officers and officers. The RSUs granted in February 2018 were time-based with two-year vesting terms for executive officers.

•

2019 – At the 2018 Annual Meeting of Shareholders, approximately 89% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered these results in making a decision not to make substantive changes to the Company’s compensation program in 2019.

•

2020 – After a negative say-on-pay advisory vote in 2019, we continued to engage in shareholder outreach in order to better understand our shareholders’ concerns regarding our executive compensation program (explained in more detail below). Based on shareholder feedback and, upon the advice of our independent compensation consultant Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Compensation Committee introduced the use of a formulaic scorecard to assess and measure performance for annual incentives. In assessing the Named Executive Officers (other than the CEO)’s performance in 2020, the Compensation Committee assessed the award of bonuses and RSUs against the scorecard of pre-established milestones, key strategic objectives and simplified quantitative targets. This scorecard is intended to provide the Compensation Committee with an objective means of assessing performance and progress in a number of key financial and strategic areas. The use of a formulaic scorecard was introduced to provide pre-determined incentives for our Named Executive Officers’ performance, and to reduce the discretion of the Compensation Committee in determining bonuses and RSUs.

•	2021 – We continue to listen to the feedback that we received from our shareholders. Based on the feedback we received, our 2021 executive compensation will reflect the following changes:

•

2021 Annual Cash Incentive – We are incorporating more quantifiable financial and operating metrics in our annual cash incentive program. In doing so, the Compensation Committee will have less discretion in the grant of our annual cash incentive bonus. We believe that incorporating more quantifiable financial and operating metrics in our program will provide clear objectives to further motivate the Company’s executive team to meet high standards of values-driven leadership in addition to delivering strong financial results.

•	2021 RSUs – We have lengthened the vesting period for our RSU grants to executive officers from two years to three years. On January 31, 2021, the executive officers were granted RSUs that vest in three annual installments commencing on January 31, 2022 (the first anniversary of the grant date). This is a departure from the Compensation Committee’s practice of granting RSUs with a two-year vesting schedule. The Compensation Committee believes that a longer vesting period will better align executive officers’ interests with the interest of our shareholders in the long-term performance of the Company

The Role of Shareholders; Say-on-Pay

The Company is committed to delivering increasing shareholder value through sustainable growth. We believe that, as part of this commitment, it is important to maintain ongoing dialogue with shareholders to solicit and respond to feedback about our executive compensation programs. At our 2020 Annual Meeting of Shareholders, approximately 45 percent of the votes cast were in favor of our say on pay proposal. While this vote was a slight improvement over the prior year, the combined outcome of the last two votes underscored that our shareholders continue to have concerns about aspects of our executive compensation and program design.

In our efforts to continually improve our executive compensation program, the Company continued its shareholder outreach effort. Our shareholder outreach involved members of management and, when requested, the Chairman of the Board, in order to understand shareholder views. In 2020, prior to our 2020 Annual Meeting, the Company met with 6 institutional investors representing approximately 18% of the Company’s issued and outstanding Class A common stock as of December 31, 2020. After our 2020 Annual Meeting of Shareholders, the Company solicited feedback from 13 of its largest institutional shareholders who voted against any ballot items (representing more than 14% of the Company’s issued and outstanding Class A common stock as of December 31, 2020), two of whom agreed to provide such feedback.

What We Heard

Through these engagement efforts, we received a range of helpful and insightful responses and feedback.

•	Shareholders welcomed the opportunity to discuss compensation-related matters directly with the Company.

•	Shareholders expressed concern regarding the single trigger severance provision and above market severance amounts in Mr. Kolander’s 2019 Employment Agreement.

•

Shareholders acknowledged that although the Company has undergone a tremendous amount of evolution in its executive compensation program, including introducing incentive-based and equity compensation for the first time in 2017, shareholders wanted to see more clearly articulated performance-based metrics for our executive compensation program.

•	Shareholders would like to see longer vesting periods for the time-based RSUs.

How We Responded

The Board of Directors and the Compensation Committee carefully considered this feedback and the results of the say on pay vote at our 2020 Annual Meeting of Shareholders when conducting a comprehensive review of our executive compensation program, designing and implementing our shareholder engagement program and updating the disclosure in this proxy statement for the 2021 Annual Meeting of Shareholders. After this review, the following changes were made as shown below.

•

Mr. Kolander’s 2019 Employment Agreement was terminated at the end of July 2020 by Mr. Kolander in connection with his resignation following the Change in Control. We have no other executive compensation agreements that have a single trigger severance provision or that provide above-market severance amounts. In April 2020, the Company entered into Executive Change in Leadership Agreements with Jeffery P. Conklin, James A. Eliasberg, Robert M. Mauldin III, Chad M. Mellon and Harvey J. L. Waite that provide for severance benefits comprised of six months of base pay salary, six months of COBRA continuation payments, and immediate vesting of outstanding stock awards if such executive is terminated without Cause or the executive terminates his employment with the Company for Good Reason (the terms “Cause” and “Good Reason” are defined in such agreements) within one year of a Change in Leadership. The Change in Leadership was triggered on August 5, 2020 upon Mr. Kolander’s resignation and thus any potential benefits available under these agreements will expire in August 2021.

•

The Compensation Committee has committed to the principle that any future agreements entered into with executive officers will be more in line with market standards (e.g., double trigger provision for severance) and reflect shareholders’ expectations.

•

We have incorporated more quantifiable financial and operating metrics to determine the award of executive officers’ annual cash bonuses and RSU for our 2021 executive compensation program. Such financial and operating metrics include, among other things, first-year sales growth targets, first year policy retention targets, expenses targets and pre-tax net income targets.

•

Starting in 2021, we are extending the vesting periods of newly granted time-based RSUs for the executive team from two years to three years. On January 31, 2021, the executive officers were granted RSUs that vest in three annual installments commencing on January 31, 2022 (the first anniversary of the grant date).

•	We are dedicated to increased transparency in our Compensation Disclosure and Analysis and continued proactive shareholder engagement in the future.

•	The Compensation Committee will explore granting performance-based RSUs in the future.

Executive Compensation Policies and Practices

We have adopted the following compensation policies and practices to help achieve our compensation philosophy and objectives:

Pay for Performance	A substantial portion of compensation for our Named Executive Officers is performance-based and aligned with creation of shareholder value through an annual incentive cash bonus and long-term equity grants.

No pension or other special benefits	We do not provide pensions or supplemental executive retirement, health, or insurance benefits

Limited perquisites	We provide very limited perquisites to our Named Executive Officers

Prohibition on hedging, pledging and short sales	We prohibit short sales, transactions in derivatives, hedging and pledging of our securities by our Named Executive Officers

Development of Peer Group	We seek to align our Named Executive Officers’ compensation so that it is competitive with our industry peers

Independent Compensation Committee	Our Compensation Committee is comprised of 100% independent members

Annual compensation risk assessment	The Compensation Committee conducts an annual risk assessment of our compensation program

Independent compensation consultant	The Compensation Committee has directly retained an independent compensation consultant

WHAT GUIDES OUR PROGRAM

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate our high-performing executive officers to enhance shareholder value and achieve operational excellence and long-term business strategies and goals. We are guided by the following philosophy and objectives:

•

Compensation should be competitive. Our total compensation should be competitive with our peer companies to enable us to attract and retain the best executive talent possible. In developing competitive compensation programs, we review compensation from companies in our peer group companies and also use survey sources which include compensation data of executive officers of financial services and insurance companies.

•

Compensation should be tied to performance. In order to align our executive compensation program with our short- and long-term business goals, we pay for performance. Annual incentive bonus opportunities and equity grants in the form of time based RSUs are evaluated annually based on achievement of pre-set milestones and strategic objectives.

•

Compensation should focus on creating enduring value for our shareholders. We believe that the use of long-term equity incentives serves to retain our executive officers and encourage them to focus on the Company’s long-term performance and success, and aligns executive compensation with the interests of our shareholders. As mentioned above, we grant our executive officers RSUs that vest over multiple years.

Key Elements of Executive Compensation

The key elements of our executive compensation program are annual base salary, annual cash incentive bonus opportunity and long-term equity compensation.

•	Base Salary. Purpose is to compensate executive officers fairly for the responsibility of the position held. This is fixed compensation and is measured by individual performance.

•

Annual Cash Incentive Bonus. Purpose is to motivate and reward executive officers for achieving our short-term business objectives. This is variable compensation and is measured by both corporate and individual performance.

•

Long-Term Incentives. Purposes are to: (1) motivate executive officers by linking incentives to the achievement of our multi-year financial and other goals, our relative performance, and the performance of our Class A common Stock and book value over the long term; and (2) reinforce the link between the interests of our executive officers and shareholders. This is variable compensation and is measured by corporate and individual performance.

The Compensation Committee’s goal is to create a competitive compensation package for each Named Executive Officer using the Competitive Compensation Data (as described below in the section titled “The Role of Peer Companies”) to help determine each element of our executive pay. We generally give approximate equal weighting to each component in order to achieve each of the three compensation objectives stated above.

The Decision-Making Process

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation. Each year, the Compensation Committee reviews a competitive analysis and assessment of our executive compensation and approves executive compensation based on this review. The Compensation Committee’s decisions with respect to our executive officers’ compensation are reviewed and approved by the independent members of the Board as a group.

The Role of the Compensation Consultant. The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the consultant. As part of the review process, the Compensation Committee considers the independence of the compensation consultant in accordance with SEC rules. During 2020, the Compensation Committee’s independent compensation consultant, Pearl Meyer, provided no services to the Company other than services for the Compensation Committee, and worked with the Company’s Chief Executive Officer, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible. The Compensation Committee therefore concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee.

Pearl Meyer provided an independent perspective on the executive compensation program for 2020. Pearl Meyer provided the Compensation Committee with objective guidance on executive compensation and how our executive compensation program compares to other companies’ executive compensation programs. Pearl Meyer also provided research, data analyses, appropriate market reference points, and design expertise in further refining the compensation program for our executive officers.

The Role of the Chief Executive Officer. At the Compensation Committee’s request, the Chief Executive Officer provides input regarding the performance and appropriate compensation of the other Named Executive Officers. The Compensation Committee considers the Chief Executive Officer’s evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions. The Chief Executive Officer is not present during voting or deliberations by the Compensation Committee regarding his own compensation.

The Role of Peer Companies. As part of its compensation review, the Compensation Committee assesses the competitiveness of the Company’s executive compensation program using compensation data sources compiled by its compensation consultant, Pearl Meyer, and a peer group of comparable public companies (collectively, the “Peer Group”). The Peer Group may differ from peer groups used by shareholder advisory firms. The Peer Group, which may be modified from time to time, consists of U.S. based publicly traded companies that are generally comparable to the Company in size, financial profile and scope of operations and, in certain cases, against which we may compete for executive talent.

Specifically, the compensation data compiled by Pearl Meyer is used to assist in creating a competitive compensation program that is structured to be compatible with our compensation philosophy. The data collected consisted of publicly disclosed Peer Group executive officer data and a combination of financial services industry surveys and survey sources which include consumer finance, life and health insurance and specialized finance companies, many with international exposure (collectively, the “Competitive Compensation Data”). Pearl Meyer trended the Competitive Compensation Data, using an average annual aging factor of approximately 3%, which reflects the current compensation trend from the effective date of proxy statement and compensation surveys. The most recent fiscal year of proxy statement data was analyzed for each of the 12 companies in the Peer Group that remain unchanged from 2019. The named executive officers at each company in the Peer Group were evaluated for suitability as matches to the Company’s executives. Pearl Meyer summarized Peer Group proxy statement data with relevant statistics (i.e., median, 25th and 75th percentiles). Where appropriate median assets data existed, tabular survey data was used based on the Company’s approximate total assets of $2 billion. Where applicable, survey data was regressed based on the Company’s annual revenues of approximately $300 million. Pearl Meyer and the Compensation Committee utilized interpolation and regression, which are considered reliable methods for compiling compensation data and are standard methodologies used for analyzing executive pay.

The Compensation Committee reviews and analyzes the Peer Group for reasonableness and alignment with the criteria listed above. Below is a list of the companies in the Peer Group that the Compensation Committee used in early 2020:

American Equity Investment Life Holding Company	Independence Holding Company
Curo Group Holdings Corp.	National Western Life Group, Inc.
Elevate Credit, Inc.	On Deck Capital, Inc.
EZCORP, Inc.	PRA Group, Inc.
FBL Financial Group, Inc.	Regional Management Corp.
Globe Life Inc. (formerly known as Torchmark Corp.)	World Acceptance Corporation

In June 2020, in our ongoing efforts to evolve our executive compensation program as described above, the Compensation Committee revised the Peer Group to arrive at a new Peer Group of 13 companies. The following changes were made to the Peer Group (as compared to the Peer Group used in 2019 and early 2020): AMERISAFE, Inc., Primerica, Inc., FedNat Holding Company, HCI Group, Inc., MBIA Inc. were added, and Curo Group Holdings Corp., Elevate Credit, Inc., EZCORP, Inc. and PRA Group, Inc. were removed. Such changes were made to replace the emphasis on consumer financial companies with property and casualty insurance companies while more closely approximating the Company’s size characteristics. Below is a list of the companies in the Peer Group that the Compensation Committee will now use to assist it in creating a competitive compensation program:

American Equity Investment Life Holding Company	MBIA Inc.
AMERISAFE, Inc.	National Western Life Group, Inc.
FBL Financial Group, Inc.	On Deck Capital, Inc.
FedNat Holding Company	Primerica, Inc.
HCI Group, Inc.	Regional Management Corp.
Globe Life Inc. (formerly known as Torchmark Corp.)	World Acceptance Corporation
Independence Holding Company

We review the Competitive Compensation Data as a reference point in setting our executive officers’ base salaries, annual incentive bonus opportunities and long-term equity incentive opportunities to ensure that we are offering competitive compensation packages to our named executive officers.

2020 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Total Cash Compensation

Annual Base Salary

Annual base salary is a customary, fixed element of compensation intended to attract and retain executive officers. As discussed above, the annual base salaries of our executive officers are set and modified based on each executive officer’s experience, responsibilities, market demand and consideration of the Competitive Compensation Data. The Compensation Committee reviews base salaries annually. The Compensation Committee approved the following base salaries for 2020:

Named Executive Officers	2019	2020
Jeffery P. Conklin	$400,000	$430,000
James A. Eliasberg	$350,000	$350,000
Robert M. Mauldin III	$308,000	$350,000
Harvey L. J. Waite	N/A	$340,000
Geoffrey M. Kolander (1)	$1,000,000	$1,000,000

(1)	Mr. Kolander’s annual base salary was established by his 2019 Employment Agreement.

The Compensation Committee increased Mr. Conklin’s base salary to recognize him for his leadership role in improving the Company’s internal controls, remediating weaknesses in our financial and operating structures and improving the financial condition of the Company.

The Compensation Committee increased Mr. Mauldin’s base salary to recognize his duties and responsibilities in addition to those of a traditional marketing officer – he has played a significant leadership role in developing new products, aligning the international market with the Company’s core values and executing on the Company’s strategy to bring our international expertise to domestic markets.

Mr. Waite was not a Named Executive Officer in 2019 — he served as an outsourced Interim Chief Actuary (a non-executive officer role) for the Company. In connection with Mr. Waite’s appointment as Vice President, Chief Actuary effective April 1, 2020, the Compensation Committee approved a base salary of $340,000, which corresponded to the median level of the Competitive Compensation Data.

No changes were made to base salaries of Mr. Eliasberg and Mr. Kolander for 2020.

Annual Cash Incentive Bonus Opportunity.

Our executive officers are eligible to earn an annual cash incentive bonus, which is designed to place at risk a portion of each such officer’s total direct compensation and pay for performance delivered during the year. Each executive officer is eligible to receive a target annual incentive bonus based on a percentage of his salary. The Compensation Committee approved the following annual incentive target bonus opportunities for 2020:

	Annual Incentive Bonus Target Opportunity (as a percentage of base salary
Named Executive Officers	2019	2020
Jeffery P. Conklin	35%	75%
James A. Eliasberg	60%	60%
Robert M. Mauldin III	45%	60%
Harvey L. J. Waite	N/A	20%
Geoffrey M. Kolander (1)	120%	120%

(1)	Mr. Kolander’s annual incentive bonus target opportunity was established by his 2019 Employment Agreement.

The Compensation Committee increased the annual incentive target opportunities for Mr. Conklin and Mr. Mauldin for the same reasons it increased their respective base salaries.

In addition to setting a bonus target opportunity, on an annual basis, the Compensation Committee and members of the Board, with input from certain members of management, establish milestones that reflect a combination of the Company performance, performance of the executive team as a whole and performance of each executive officer. Performance of each executive officer and the executive team as a whole is then evaluated against achievement of such milestones.

For 2020, the Compensation Committee continued to move towards pay-for-performance in its bonus structure and worked with Mr. Kolander, the Company’s CEO, to establish certain milestones and strategic objectives on which to base the evaluation of the executive team’s performance (other than the performance of Mr. Kolander) for achievement of the annual cash incentive bonus (the “2020 Milestones”). The 2020 Milestones were approved by the Board in June 2020

The Compensation Committee tracked performance during the year and reviewed using a formulaic scorecard that applied percentage scores for the executive team’s performance against a variety of specific goals within each 2020 Milestone. Following conclusion of fiscal year 2020, the Compensation Committee assigned the overall performance scores (as a percentage of targets) to each executive officer as reflected in the table below.

The table below describes the 2020 Milestones and the related achievements considered by the Compensation Committee in assessing performance.

2020 Milestone	Percentage of Milestone Achieved	2020 Key Accomplishments/Results
Lead Through Global Crises and Capital Structure Uncertainty	90%

•  Demonstrated responsive and measured crisis leadership in response to the COVID-19 pandemic and three major hurricanes that caused significant damage in Louisiana.

•  Achieved sustainability in operations, financial, international controls and Information Technology security while operating in remote environment.

•  Created and enhanced digital and remote work capabilities.

•  Effectively implemented marketplace countermeasures to the COVID-19 pandemic in both Life Insurance and Home Service Insurance segments.

•  Emerged stronger and more agile as an organization.

•  Effectively lead through uncertainty created by the Change in Control.

Sustained Financial and Expense Discipline	85%

•  Home Service Insurance Segment

•   Premiums for 2020 was within +/- 5% premium level for 2019.

•  Investments – maintained average portfolio yield of over 4% (target) in 2020 despite the challenging economic environment

•  Reduced general operating expenses in 2020 as compared to 2019 (excluding Change in Control expenses).

•  Pre-tax income (excluding Change in Control expenses) exceeded target

Key Miss: Life Insurance segment first year premiums and new issued policies were lower than 2019

Establish Strategic Ground in Regulated Markets	85%

•  Laid successful groundwork to launched new domestic whole life products tailored to the Hispanic U.S. market in early 2021.

•   Partnered with a national marketing agency to build out a sales force to sell such products.

•   New domestic whole life products approved in multiple U.S. states.

Develop Direct Customer Engagement Capabilities	10%

•  Implemented organizational and process changes to improve existing policyholder retention and facilitate upselling of additional face value of life policies to such policyholders.

Key Misses: The Company did not make enough progress in implementing its policyholder retention program; policyholder retention is a key initiative for the Company

2020 Milestone	Percentage of Milestone Achieved	2020 Key Accomplishments/Results
Finality of Legacy Regulatory and Legal Issues	70%

•  Significant progress made to obtain settlement with the IRS on the tax liability under Sections 7702 and 72(s) of the Internal Revenue Code for our international block of business.

•  Beneficially positioned trade secret suit filed by the Company against former executives, CALI and First Trinity for trial in second quarter of 2021.

•  Developed implementation plan and process re-engineering to support compliance with FASB’s accounting standard update related to Long Duration Targeted Improvements (LDTI).

Key Misses: LDTI plan needs to be more fully developed; trade secret lawsuit still active

Relocated and finalized Company’s long-term headquarters	90%	• In November 2020, the Company moved into its new long-term corporate headquarters.

As discussed in detail in our Annual Report on Form 10-K for the year ended December 31, 2020, COVID-19 pandemic-related market disruptions negatively impacted our business operations in 2020. The cash annual incentive bonus earned by each Named Executive Officer above reflects the impacts of the COVID-19 pandemic on our business operations during 2020. As a result of the impact of the COVID-19 pandemic, the Named Executive Officers did not meet the simplified targets relating to annualized premiums and number of new issued policies for the Life Insurance segment in 2020. The failure to meet such targets, along with other “key misses” identified above, were factors which resulted in the Named Executive Officers receiving less than their target annual incentive cash bonus opportunities.

The following table shows the calculation of the cash annual incentive bonus earned by each Named Executive Officer for 2020. The amounts paid to the Named Executive Officers are reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table.

Named Executive Officer	Base Salary ($)	×	Target Annual Bonus Opportunity Percentage (% of Salary)	×	Performance Score (% of Target)	=	Actual Bonus ($)
Jeffery P. Conklin	$430,000		75%		66.50%		$214,463
James A. Eliasberg	$350,000		60%		72.50%		$152,250
Robert M. Mauldin III	$350,000		60%		78.50%		$164,850
Harvey L. J. Waite	$340,000		20%		72.00%		$48,960
Geoffrey M. Kolander	$1,000,000		120%		71.00%		$507,289	(1)

(1)

The cash annual incentive bonus for Mr. Kolander represents a prorated amount calculated by multiplying the full year bonus amount by a fraction, the numerator of which is the number of days in 2020 that Mr. Kolander was employed by the Company as Chief Executive Officer and President, and the denominator of which is 365. Mr. Kolander’s pro-rated bonus was then multiplied by .71, which was the average total of cash bonus opportunity received by the Company’s executive officers.

Long-Term Equity Compensation

The Named Executive Officers are eligible for long-term equity awards in the form of RSU awards with time-based vesting. RSUs align the interests of our executives with shareholders’ interests in creating long term shareholder value and promote the stability and retention of the executive team over longer periods. In determining the award value of the RSU grants for each Named Executive Officer, the Compensation Committee considers (1) Competitive Compensation Data, (2) prior year performance and (3) achievement of pre-set milestones.

Accordingly, on April 15, 2020, the Compensation Committee granted RSUs to Mr. Conklin, Mr. Eliasberg, Mr. Mauldin and Mr. Kolander based on Competitive Compensation Data and the Compensation Committee’s assessment of the Company’s financial performance for the prior year and achievement by the executive team of certain milestones, strategic objectives and simplified quantitative goals based on asset, revenue and expense targets set forth by the Board at the beginning of 2019.

The milestones and strategic objectives include management of operating expenses, improvement of the Company’s internal control environment and other realized transformation initiatives. The Compensation Committee considered the initiatives achieved by the executive team, including: (1) cultivating enduring value and customer centric growth; (2) injecting talent and capabilities to stabilize the core and creating a performance based culture; (3) addressing legacy regulatory issues; (4) modernizing technology and improving operational infrastructure; (5) enhancing sustainable value by rationalizing product offerings and geographies that do not align with the Company’s values and playing into the Company strengths; (6) aligning producers and collaborators with the Company’s core values; (7) scaling agile methodology within the company; and (8) implementing a customer-centric strategy to improve customer experience. There was no specific weighting of these particular factors. The quantitative and qualitative considerations for the award of RSUs included the following:

•	The Company had a net loss of ($1.4) million or ($0.03) per share of Class A common stock in 2019, representing $0.19 per share improvement from 2018;

•	The Company had net income before federal income taxes of $5.7 million in 2019, up 187% from 2018;

•	The Company had revenue of $250.5 million in 2019, up 2.7% from 2018, driven by higher portfolio yields and realized investment gains;

•	The Company had total assets of $1.7 billion as of December 31, 2019, up 8% from 2018;

•

The Company had stockholders’ equity of $259.8 million as of December 31, 2019, up 38.4% from 2018, primarily due to a change in unrealized gains on securities as market interest rates decreased from 2018 levels;

•	The Company’s first year premiums in its Life Insurance segment was $11.7 million in 2019, up 2.1% from 2018;

•

The Company significantly lowered its audit fees for 2019 audit work (as compared to 2017 and 2018) as a result of implementing changes in executive tone at the top regarding the Company’s internal controls environment;

•	The Company improved its internal control environment and remediated all material weaknesses in 2019;

•	The Company vastly improved financial reporting processes and, for the first time since 2014, timely filed its 2019 Annual Report on Form 10-K;

•	The Company was on target to transition from legacy IT infrastructure to a cloud-based system, building a sustainable path to an agile digital presence;

•

The Company successfully converted to a new actuarial valuation software solution, enhancing modeling capabilities to provide management with the tools to evaluate product profitability, pricing new products and adoption of significant new accounting guidance on the horizon for life insurers;

•	The Company implemented a new general ledger accounting system, reducing the time required to complete the financial close process and providing a means to minimize risks;

•	The Company sold underutilized assets in 2019, including its former headquarters facility, and signed a long-term headquarters lease in the highly visible technology center of Austin, Texas;

•	The Company redesigned the underwriting team to be more responsive and putting the customer at the core of the process, improving the overall experience as we underwrite new policies; and

•	The Company designed and rolled out processes to facilitate company-wide leadership training for driving change throughout the organization into 2020.

The RSUs granted in 2020 for 2019 performance vest in two equal annual installments commencing on April 15, 2021 (the first anniversary of the grant date). The number of RSUs subject to the awards were determined by dividing the following numbers by the per share closing price of the Company’s Class A common stock on the date of grant and rounding to the nearest whole share:

•	$322,500 for Mr. Conklin (representing 75% of 2020 base salary);

•	$87,500 for Mr. Eliasberg (representing 25% of 2020 base salary);

•	$262,500 for Mr. Mauldin (representing 75% of 2020 base salary); and

•	$1,200,000 for Mr. Kolander (representing 120% of 2020 base salary pursuant to the terms of his 2019 Employment Agreement).

The unvested RSUs granted to Mr. Kolander were accelerated and vested in full on August 5, 2020 following his resignation from the Company in accordance with the terms of his 2019 Employment Agreement and Separation and Consulting Agreement.

In response to shareholder concerns regarding the duration of the vesting terms, beginning in 2021 (with the grants made to executive officers in January 2021 based on 2020 performance), RSUs will vest over three years. Each RSU vests into one share of Class A common stock.

OTHER COMPENSATION PRACTICES POLICIES AND GUIDELINES

Compensation Clawback

The terms of all outstanding RSU awards held by our Named Executive Officers allow us to recoup “Excess Compensation” that may be paid in respect of RSUs in the event the Company is required to restate its audited financial statements for any of the prior three fiscal years for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws. “Excess Compensation” is defined as the excess of (i) the actual amount of cash-based or equity-based incentive compensation received by an individual over (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement.

Prohibition on Hedging, Pledging and Short Sales

The Company prohibits all directors and officers from engaging in (i) any transactions in derivatives of the Company’s securities, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, (ii) pledging of the Company securities as collateral and (iii) short sales of the Company’s securities.

Other Benefits

Our Named Executive Officers are eligible to participate in our health and dental insurance and 401(k) Retirement and Profit Sharing Plan on the same basis as other employees. Our Named Executive Officers are also eligible to participate in the Citizens, Inc. Paid Time Off (PTO) plan in accordance with the terms of its executive officer plan.

Certain of our Named Executive Officers live in a different state or city from our corporate headquarters. We reimburse such executives for travel expenses incurred in commuting between their principal residence and our executive offices and lodging expenses.

No perquisites or personal benefits exceeded $10,000 for any of our Named Executive Officers.

Risk Considerations

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking. Additional risk considerations are discussed above under “Corporate Governance—Risk Oversight.”

Severance Arrangements

In April 2020, the Company entered into Executive Change in Leadership Agreement with each of Mr. Conklin, Mr. Eliasberg, Mr. Mauldin and Mr. Waite, which provide for cash severance and other benefits in connection with qualifying termination following a resignation by Geoffrey M. Kolander. The Company believes that these agreements are an important tool for retaining highly qualified executives in light of unusual circumstances and uncertainties created by the Change in Control. The potential payments under these agreements expire on August 5, 2021. The executive officers named above are only entitled to cash severance and other benefits payable under such agreement if such executive is terminated without Cause or the Executive terminates employment with the Company for Good Reason on or before August 5, 2021. Potential payments and benefits provided pursuant to such agreements and a more detailed description of the agreements are set forth below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 45.

The Company has no other severance arrangements in place with any of its executive officers.

CHANGE IN CONTROL AND CHIEF EXECUTIVE OFFICER TRANSITION

On July 29, 2020, a Change in Control occurred. The Change in Control is described above in the section entitled “Proxy Summary and Stock Overview – About Citizens – Our Evolution” on page 2.

Geoffrey M. Kolander Resignation

Following the Change in Control, Mr. Kolander (i) resigned as Chief Executive Officer and President and a member of the Board of Directors of the Company and (ii) terminated the 2019 Employment Agreement by and between the Company and Mr. Kolander. Mr. Kolander’s resignation and termination of the Employment Agreement, in each case, was effective on August 5, 2020.

Following such resignation, the Company and Mr. Kolander entered into the Separation and Consulting Agreement. The Separation and Consulting Agreement affirmed that Mr. Kolander would receive severance payments and benefits required by the terms of his 2019 Employment Agreement. The severance payments and benefits provided to Mr. Kolander are described below in the section entitled “Payments and Benefits Provided to Mr. Kolander in Connection with his Separation” on page 48.

For transition purposes, Mr. Kolander agreed to provide consulting services to the Company as an independent contractor pursuant to the terms of the Separation and Consulting Agreement. During the term of the Separation and Consulting Agreement, Mr. Kolander was paid a consulting fee of $14,000 per week. The terms of the Separation and Consulting Agreement are described below in the section entitled “Chief Executive Officer Separation of Service and Consulting Agreement with Mr. Kolander and Termination of Employment Agreement” beginning on page 45.

Gerald W. Shields Appointment as Interim Chief Executive Officer and President

Gerald W. Shields, the Vice Chairman of the Board of Directors of the Company, was appointed Interim Chief Executive Officer and President effective August 5, 2020. On such date, the Company entered into the Consulting Agreement with Mr. Shields, pursuant to which Mr. Shields provides consulting services to function as Interim Chief Executive Officer and President of the Company until a permanent Chief Executive Officer is hired by the Company. Mr. Shields is not an employee of the Company.

During the term of the Consulting Agreement, Mr. Shields was paid a consulting fee of $14,500 per week in 2020 (such consulting fee was increased to $15,500 per week effective January 1, 2021). In March 2021, the Compensation Committee and the Board approved a discretionary cash bonus payment of $125,000, to compensate Mr. Shields for the leadership that he provided to the Company in 2020, while navigating through significant internal and external disruptions, uncertainties and challenges including a Change in Control, change in leadership, litigation and a global pandemic.

While serving as Interim Chief Executive Officer and President, Mr. Shields remained as Vice Chairman of the Board but received no compensation for his service in such position.

Mr. Shields’ compensation arrangement is described below in the section entitled “Consulting Agreement with Mr.  Shields” on page 44.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2020 Annual Report on Form 10-K, which the Board approved unanimously.

COMPENSATION COMMITTEE

Dr. Robert B. Sloan, Jr. (Chairman)

Christopher W. Claus

Jerry D. Davis, Jr.

COMPENSATION TABLES

The following tables, footnotes and narrative discuss the compensation of each of our Named Executive Officers for 2020, 2019 and 2018. Information is not included for 2019 and 2018 in the case of Mr. Shields and Mr. Waite as these officers were not Named Executive Officers in such years.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Gerald W. Shields	2020	295,600	125,000	9,450	—	75,625	(5)	505,675
Vice President of the Board and Interim Chief Executive Officer and President
Jeffery P. Conklin	2020	430,000	—	322,499	214,463	10,317	(6)	977,279
Vice President, Chief Financial Officer and Treasurer	2019	364,775	—	187,502	140,000	8,258		700,535
	2018	250,000	—	62,999	25,000	5,833		343,832
James A. Eliasberg	2020	350,000	—	87,501	152,250	10,600	(6)	600,351
Vice President, Chief Legal Officer and Corporate Secretary	2019	350,000	—	262,500	210,000	5,287		827,787
	2018	222,537	—	—	115,000	—		337,537
Robert M. Mauldin III	2020	350,000	—	262,498	164,850	8,636	(6)	785,984
Vice President, Chief Marketing Officer	2019	308,000	—	230,000	138,600	6,634		683,234
	2018	308,000	—	76,998	77,000	3,813		465,811
Harvey L. J. Waite	2020	255,000	—	—	48,960	72,458	(7)	376,418
Vice President, Chief Actuary
Geoffrey M. Kolander (8)	2020	595,833	—	1,199,999	507,289	9,152,382	(9)	13,037,858
Former President and Chief Executive Officer	2019	1,000,000	300,000	1,750,004	1,200,000	10,600		4,260,604
	2018	700,000	300,000	489,999	490,000	10,600		1,990,599

(1)

The 2020 salary for Mr. Shields reflects the consulting fees paid to him under the terms of the Consulting Agreement with the Company for his service as Interim Chief Executive Officer and President of the Company (as an independent contractor and not an employee). Mr. Shields was appointed Interim Chief Executive Officer and President effective August 5, 2020.

The 2020 salary for Mr. Waite reflects the prorated salary based on his 9 months of service in the role of Vice President, Chief Actuary of the Company effective April 1, 2020.

The 2020 salary for Mr. Kolander reflects the portion of salary earned, in accordance with the terms of his 2019 Employment Agreement, through the date of his resignation as Chief Executive Officer and President of the Company effective August 5, 2020.

(2)

The 2020 bonus amount for Mr. Shields reflects bonus awarded to Mr. Shields in early 2021 to compensate him for the leadership he provided to the Company in 2020. For more information about the bonus, see the section entitled “Consulting Agreement with Mr. Shields” on page 44.

The 2019 and 2018 bonus amounts for Mr. Kolander reflect cash retention bonuses earned by Mr. Kolander those years, in accordance with the terms of the 2019 Employment Agreement.

(3)

The amounts reflect the aggregate grant date fair value of awards of RSUs granted under the Company’s Incentive Plan. The grant date fair value is computed in accordance with ASC Topic 718 and is measured based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K. The 2020 RSU awards granted to Mr. Conklin, Mr. Eliasberg, Mr. Mauldin and Mr. Kolander represent time-based RSUs granted on April 15, 2020.

Mr. Shields was not eligible to participate in the Incentive Plan. The 2020 RSU award granted to Mr. Shields represents time-based RSUs granted on June 2, 2020 for his service as a non-employee director prior to his appointment as Interim Chief Executive Officer and President effective August 5, 2020.

Mr. Waite was appointed Vice President, Chief Actuary in April 2020. Prior to his appointment as Vice President, Chief Actuary, Mr. Waite served as an outsourced Interim Chief Actuary (a non-executive officer role) and he was not entitled to participate in the Incentive Plan.

(4)

The amounts reflect the cash annual incentive bonus earned by each Named Executive Officer in recognition of achievement of the 2020 Milestones set forth by the Compensation Committee and approved by the Board. In 2020, the executive team substantially achieved the 2020 Milestones and each Named Executive Officers (other than Mr. Shields) was paid out the following percentage of the target amount of such Named Executive Officer’s annual incentive bonus opportunity: Mr. Conklin (66.50%), Mr. Eliasberg (72.50%), Mr. Mauldin (78.50%), Mr. Waite (72.00%) and Mr. Kolander (70.78%). The annual incentive bonuses were approved by the Compensation Committee and the Board in January 2021 based on 2020 performance and paid out at the end of January 2021. The amount for Mr. Kolander reflects his prorated 2020 cash incentive bonus earned through the date of his resignation from the Company effective August 5, 2020 multiplied by .71 as described above on page 36 in the Compensation Discussion & Analysis. Mr. Shields was not eligible to participate in the annual cash incentive bonus opportunity.

(5)

This amount represents director compensation fees received by Mr. Shields in his capacity as non-employee director prior to his appointment as Interim Chief Executive Officer and President effective August 5, 2020.

(6)	This amount represents the Company’s contributions to the respective Named Executive Officer’s account under its qualified 401(k) Retirement and Profit Sharing Plan.

(7)

This amount presents: (i) the Company’s contributions to Mr. Waite’s account under its qualified 401(k) Retirement and Profit Sharing Plan while Mr. Waite served as Vice President, Chief Actuary Officer in the amount of $4,958; and (ii) consulting fees earned by Mr. Waite, in accordance with the terms of his Consulting Agreement with the Company, from January 1, 2020 to March 31, 2020. Prior to his appointment as Vice President, Chief Actuary of the Company, Mr. Waite served as an outsourced Interim Chief Actuary (an independent contractor and non-executive officer role) and received consulting fees in accordance with the terms of his Consulting Agreement with the Company.

(8)

Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board, resigned from such positions effective August 5, 2020 following the Change in Control. In connection with Mr. Kolander’s resignation, he received severance payments and benefits as required by the terms of the 2019 Employment Agreement and Separation and Consulting Agreement. For more information about Mr. Kolander’s severance payments and benefits, see the section entitled “Potential Payments Upon Termination or Change in Control – Payments and Benefits Provided to Mr. Kolander in Connection with his Separation” beginning on page 48.

(9)

This amount represents: (i) payments and benefits provided to Mr. Kolander in connection with his resignation following the Change in Control as required by the terms of the 2019 Employment Agreement and Separation and Consulting Agreement, consisting of (a) a cash severance payment of four times his base salary and cash annual incentive ($8,800,000), and (b) a cash payment of accrued but unused vacation time ($94,249); (ii) the Company’s contributions to Mr. Kolander’s account under its qualified 401(k) Retirement and Profit Sharing Plan while Mr. Kolander served as Chief Executive Officer and President in the amount of $3,333; and (iii) consulting fees earned by Mr. Kolander, in accordance with the terms of his Separation and Consulting Agreement, for his role as a consultant to the Company from August 6, 2020 through December 31, 2021 in the amount of $254,800.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the “Summary Compensation Table – 2020, 2019, and 2018” reflect actual amounts earned in the relevant years, while the amounts in the stock awards column reflect accounting values. The tables entitled “Outstanding Equity Awards at 2020 Year-End” and “Stock Vested – 2020” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their RSU awards, respectively. The “Summary Compensation Table – 2020, 2019, and 2018” should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.

GRANTS OF PLAN-BASED AWARDS – 2020

The following table shows information regarding the incentive awards granted to the Named Executive Officers for 2020.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Award Type	Grant Date	Approval Date	Target (1) ($)	Threshold (#)	Target (#)	Maximum (#)
Gerald W. Shields (3)	Cash Incentive	—	—	—	—	—	—	—	—
	Time-Based RSUs(4)	6/2/20	6/2/20	—	—	—	—	1,575	9,450
Jeffery P. Conklin	Cash Incentive (5)	—	—	322,500	—	—	—	—	—
	Time-Based RSUs(6)	4/15/20	3/10/20	—	—	—	—	58,108	322,499
James A. Eliasberg	Cash Incentive (5)	—	—	210,000	—	—	—	—	—
	Time-Based RSUs(6)	4/15/20	3/10/20	—	—	—	—	15,766	87,501
Robert M. Mauldin III	Cash Incentive (5)	—	—	210,000	—	—	—	—	—
	Time-Based RSUs(6)	4/15/20	3/10/20	—	—	—	—	47,297	262,498
Harvey J. L. Waite (7)	Cash Incentive	—	—	68,000	—	—	—	—	—
	Time-Based RSUs	—	—	—	—	—	—	—	—
Geoffrey M. Kolander (8)	Cash Incentive (5)	—	—	1,200,000	—	—	—	—	—
	Time-Based RSUs(6)	4/15/20	3/10/20	—	—	—	—	216,216	1,199,999

(1)

There are no threshold (minimum) or maximum values for the estimated future payouts under non-equity incentive plan awards; the amount reflected represents the target bonus opportunity for each Named Executive Officer.

(2)

The grant date fair value of awards of time-based RSUs is calculated in accordance with ASC Topic 718 based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K.

(3)	Mr. Shields was not entitled to any cash annual incentive bonus nor eligible to participate in the Incentive Plan.
(4)

Represents an annual director award of RSUs granted to Mr. Shields on June 2, 2020 in his capacity as non-employee director prior to his appointment as Interim Chief Executive Officer and President effective August 5, 2020. The terms of his annual director award are discussed above under “Directors” in the section entitled “Director Compensation.”

(5)

Represents the annual incentive bonus opportunity in cash based on achievement of the 2020 Milestones. The material terms of the annual incentive bonus opportunity are discussed above under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Annual incentive bonus opportunity.”

(6)

Represents time-based RSUs granted under the Company’s Incentive Plan, which vest in two equal installments commencing on April 15, 2021 (the first anniversary of the grant date). The material terms of the RSUs granted to Named Executive Officers Mr. Conklin, Mr. Eliasberg, Mr. Mauldin and Mr. Kolander, are discussed above under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Long-Term Equity Compensation.”

(7)

Mr. Waite did not receive any RSUs granted under the Company’s Incentive Plan in 2020. Prior to his appointment as Vice President, Chief Actuary effective April 2020, Mr. Waite served as an outsourced Interim Chief Actuary (an independent contractor and non-executive officer role) and he was not entitled to participate in the Incentive Plan.

(8)

Mr. Kolander, our former Chief Executive Officer and President and a member of the Board, resigned from such positions effective August 5, 2020. In accordance with the terms of the 2019 Employment Agreement and Separation and Consulting Agreement, Mr. Kolander earned a prorated bonus through the date of his resignation, and all of the 2020 RSU awards granted to Mr. Kolander were accelerated to vest upon his resignation on August 5, 2020.

OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

The following table shows information regarding the outstanding RSU awards held by each of the Named Executive Officers as of December 31, 2020.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Gerald W. Shields	6/2/2020	1,575	(2)	9,025
Jeffery P. Conklin	1/31/2019	13,223	(3)	75,768
	4/15/2020	58,108	(4)	332,959
James A. Eliasberg	1/31/2019	18,512	(3)	106,074
	4/15/2020	15,766	(4)	90,339
Robert M. Mauldin III	1/31/2019	16,220	(3)	92,941
	4/15/2020	47,297	(4)	271,012
Harvey L. J. Waite	—	—		—
Geoffrey M. Kolander (5)	—	—		—

(1)

The dollar amounts are determined by multiplying the number of RSUs by $5.73, the closing price of the Company’s Class A common stock on December 31, 2020, the last trading day of the Company’s fiscal year.

(2)	All of the RSUs are scheduled to vest on June 2, 2021 (the first anniversary of the date of the grant), provided that Mr. Shields continues to serve as a director through the vesting date.
(3)	All of the RSUs vested subsequent to December 31, 2020, on January 31, 2021 (the second anniversary of the date of the grant).
(4)

One-half of the RSUs vested subsequent to December 31, 2020, on April 15, 2021 (the first anniversary of the date of the grant). The remainder of these RSUs is scheduled to vest on April 15, 2022 (the second anniversary of the date of the grant), provided that the Named Executive Officer continues to be employed with the Company through the vesting date.

(5)

Mr. Kolander, our former Chief Executive Officer and President and a member of the Board, resigned from such positions effective August 5, 2020. In accordance with the terms of the 2019 Employment Agreement and Separation and Consulting Agreement, all of the outstanding RSU awards granted to Mr. Kolander were accelerated to vest upon his resignation on August 5, 2020.

STOCK VESTED – 2020

The following table shows information regarding the vesting during 2020 of RSUs previously granted to the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerald W. Shields	1,556	9,025
Jeffery P. Conklin	17,604	107,206
James A. Eliasberg	18,512	112,183
Robert M. Mauldin III	21,575	131,387
Harvey L. J. Waite	—	—
Geoffrey M. Kolander	356,074	2,113,458

(1)	The dollar amounts are determined by multiplying the number of shares that vested by the per share closing price of the Company’s Class A common stock on the vesting date.

Consulting Agreement with Mr. Shields

In connection with his appointment as Interim Chief Executive Officer and President, the Company entered into a Consulting Agreement with Gerald W. Shields effective August 5, 2020 (as amended effective January 1, 2021, the “Consulting Agreement”). Under the Consulting Agreement, Mr. Shields serves as Interim Chief Executive Officer and President and, among his other duties, leads the Company’s tactical, operational and strategic initiatives until a permanent Chief Executive Officer is hired by the Company.

The Consulting Agreement provided that Mr. Shields was paid a consulting fee of $14,500 per week effective August 5, 2020 (representing an annualized consulting fee of $754,000) (“Consulting Fee”). The Board and Compensation Committee considered market data provided by Pearl Meyer when setting the consulting fee for Mr. Shields. Effective January 1, 2021, the Board and Compensation Committee authorized an increase in Consulting Fee to $15,500 per week (representing an annualized consulting fees of $806,000) to compensate Mr. Shields for his leadership in 2020.

In March 2021, the Compensation Committee and the Board approved a bonus of $125,000, which was paid to Mr. Shields on March 23, 2021. Such bonus compensates Mr. Shields for the leadership that he provided to the Company in 2020, while navigating through significant internal and external disruptions, uncertainties and challenges including a change in control, change in leadership, litigation and a global pandemic. Such bonus also compensates Mr. Shields for his loss of board fees.

Pursuant to the Consulting Agreement, Mr. Shields is also entitled to reimbursement of reasonable and necessary expenses for travel incurred during the period of the Consulting Agreement. While serving as

Interim Chief Executive Officer, Mr. Shields will not receive any compensation for service on the Board of Directors. The Consulting Agreement will extend until a permanent CEO is hired and in place. The Consulting Agreement can be terminated by either party at any time and for any reason upon 10 days advance written notification. No separation benefits are provided in the Consulting Agreement.

The foregoing summary of the Consulting Agreement is not complete and is subject to, and qualified by reference to, the full text of Consulting Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2020 and the Amendment to the Consulting Agreement filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2021.

Chief Executive Officer Separation of Service and Consulting Agreement with Mr. Kolander and Termination of Employment Agreement

Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board of Directors, resigned from these positions effective August 5, 2020 (the “Termination Date”) following the Change in Control. In connection with his resignation, Mr. Kolander terminated the 2019 Employment Agreement and received severance payments and benefits as required by the terms of the 2019 Employment Agreement and Separation and Consulting Agreement. For more information about Mr. Kolander’s severance payments and benefits, see the section entitled “Payments and Benefits Provided to Mr. Kolander in Connection with his Separation” beginning on page 48.

To assist with the orderly transition of his duties and responsibilities as Chief Executive Officer, Mr. Kolander signed the Separation and Consulting Agreement with the Company and the Release attached as Exhibit “A” thereto, each effective July 29, 2020 (the date that Mr. Kolander announced his intention to resign). Under the Separation and Consulting Agreement, Mr. Kolander agreed to provide leadership transition guidance and business continuity assistance to the Company of up to 14 hours per week at a rate of $14,000 per week (and reimbursement of ordinary and reasonable business expenses), as a consultant from the Termination Date through December 31, 2020 or such later date as may be agreed in writing by the parties. Mr. Kolander’s consulting arrangement was terminated by mutual agreement as of March 9, 2021.

The foregoing summary of the Separation and Consulting Agreement is not complete and is subject to, and qualified by reference to, the full text of Separation and Consulting Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2020. A copy of the 2019 Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Executive Change in Leadership Agreements and the equity compensation awards granted under the Company’s Incentive Plan are the only arrangements that contain provisions detailing how payments are treated upon a termination of employment or a change in control followed by a qualifying termination. These provisions are detailed below. The payments and benefits provided to Geoffrey M. Kolander following his resignation, pursuant to the terms of the 2019 Employment Agreement and Separation and Consulting Agreement, are described below in the section entitled “Payments and Benefits Provided to Mr. Kolander in Connection with his Separation” beginning on page 48.

Executive Change in Leadership Agreement with Named Executive Officers

On April 13, 2020, the Company entered into an Executive Change in Leadership Agreement (the “Change in Leadership Agreement”) with the following Named Executive Officers: Jeffery P. Conklin, James A. Eliasberg, Robert M. Mauldin III and Harvey J. L. Waite (each, an “Executive” and collectively, the “Executives”). The Compensation Committee determined that the Change in Leadership Agreement would, among other things, help preserve leadership continuity in light of the potential change in control of the Company.

The Change in Leadership Agreement provides that if (i) Geoffrey M. Kolander, then Chief Executive Officer and President of the Company, departs from the Company prior to January 1, 2022 (a “Change in Leadership”) and (ii) the Executive is terminated without Cause or the Executive terminates employment with the Company for Good Reason within one year of the Change in Leadership, the Executive shall be entitled to a termination payment as follows: (i) reimbursement of six (6) months of COBRA continuation payments under the Company’s group health plan at cost of normal employee rate provided that Executive elects COBRA continuation coverage; (ii) six (6) months of Executive’s then-base monthly compensation; and (iii) the immediate vesting of any outstanding RSUs (collectively, the “Termination Payment”). The Termination Payment shall be made to the Executive in a lump sum within 30 days of termination of employment provided the Executive signs a release of claims in a form acceptable to the Company on the last day of Executive’s employment with the Company.

“Cause” and “Good Reason” are defined in the Change in Leadership Agreement.

“Cause” means:

•	Executive’s continued failure to satisfactorily perform the material responsibilities and duties as the Company’s employee;

•	Executive’s gross negligence, willful misconduct, or severe neglect in the performance of the duties and services as the Company’s employee;

•	Executive’s final conviction of a felony, or an admission or civil judgment that Executive engaged in fraud, embezzlement, or dishonesty;

•	Executive’s material breach of any applicable employment agreement with the Company;

•	Executive’s knowing and unauthorized disclosure of trade secrets or confidential information to any person outside the Company; or

•	Executive’s material violation of any rule, policy, or practice of the Company.

“Good Reason” means:

•

material adverse change in Executive’s status as an executive or other key employee of the Company as in effect immediately prior to the Change in Leadership, including, without limitation, any material adverse change in Executive’s position, authority, or aggregate duties or responsibilities;

•	an adverse change in the Executive’s then-base monthly compensation or participation in other management incentive plans in which Executive participated at the time of a Change in Leadership; or

•

the taking of any action by the Company that would diminish other than in a de minimis amount the aggregate value of the benefits provided to Executive under the Company’s medical, health, dental, accident, disability, life insurance, or retirement plans in which Executive participated at the time of a Change in Leadership.

A “Change in Leadership” occurred on August 5, 2020 following Mr. Kolander’s resignation from the Company. The following table shows the estimated amounts that each Executive would have become entitled to under the terms of the Change in Leadership Agreement had his employment been terminated without Cause or the Executive terminates employment with the Company for Good Reason, in each case, on December 31, 2020, the last day of the Company’s fiscal year.

Benefits	Jeffery P. Conklin	James A. Eliasberg	Robert M. Mauldin III	Harvey L. J. Waite
COBRA ($) (1)	3,217	3,217	3,217	3,175
Cash Severance ($) (2)	215,000	175,000	175,000	170,000
Acceleration of Vesting of RSUs ($) (3)	408,727	196,413	363,952	—
Total ($)	626,944	374,630	542,169	173,175

(1)

Represents reimbursement of six (6) months of COBRA continuation payments under the Company’s group health plan at cost of normal employee rate provided that Executive elects COBRA continuation coverage.

(2)	Represents six (6) months of Executive’s then-base monthly compensation.
(3)	The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $5.73, the closing price of the Company’s Class A common stock on December 31, 2020.

The foregoing summary of the Change in Leadership Agreement is not complete and is subject to, and qualified by reference to, the full text of Change in Leadership Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2020.

Equity Awards of Named Executive Officers

Pursuant to the terms of the award agreements for the RSUs awarded to our Named Executive Officers under the Incentive Plan, all of the unvested RSUs immediately vest upon the earlier of the Named Executive Officer’s death or disability or a “Termination of Employment or Service in Connection with a Change of Control” (as defined below). In the event that the employment or service of the Named Executive Officer is terminated by the Company without “Cause,” the unvested RSUs will become vested on a pro-rata basis, calculated by reference to the numbers of completed months of employment or service from the most recent vesting date (or grant date, as the case may be) as a fraction of the number of months that make up the period from the most recent vesting date (or grant date, as the case may be) through the next vesting date. The unvested RSUs will be forfeited in the event that the Named Executive Officer’s employment or service is terminated for any other reason.

“Termination of Employment or Service in Connection with a Change of Control,” “Cause,” “Good Reason” and “Change of Control” are defined in the Incentive Plan.

“Termination of Employment or Service in Connection with a Change of Control” means a termination by the Company for any reason other than Cause or a termination by the Named Executive Officer for Good Reason (in each case within the one-year period beginning on the date of a Change of Control).

“Cause” generally means a termination of employment or service as a result of a material breach of any agreement to which the Named Executive Officer and the Company are parties; any act (other than retirement) or omission to act, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or on the Named Executive Officer’s ability to perform services for the Company; or any material misconduct or neglect of duties in connection with the business or affairs of the Company.

“Good Reason” generally means a material reduction in base salary or wage rate or target incentive opportunity; or the relocation of the principal place of employment to a location more than fifty miles from the Named Executive Officer’s principal place of employment as of immediately prior to the Change of Control (subject to certain cure rights).

“Change of Control” generally means the first to occur of any of the following events: (i) the date any transaction is consummated that constitutes the sale or other disposition of all or substantially all of the assets of the Company, (ii) the date any transaction is consummated that constitutes a merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of shares of the Class A common stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Class A common stock immediately before the merger or consolidation; (iii) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries) or any person or entity who, on the date the Plan is effective, shall have been the beneficial owner of at least fifteen percent (15%) of the outstanding Class A common stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Class A common stock; (iv) the first day after the date the Incentive Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty four (24) month period was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period; or (v) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated and no further contingences remain that could prevent the consummation of such plan or arrangement.

The following table shows the estimated amounts that the Named Executive Officers would have become entitled to under the terms of the RSUs had their employment or service been terminated due to either death, disability, Termination of Employment or Service in Connection with a Change of Control or a termination without Cause, in each case, on December 31, 2020, the last day of the Company’s fiscal year. These benefits would not be duplicative of any payments made pursuant to the Change in Leadership Agreements described above.

	Estimated Value of Equity Acceleration upon Death, Disability or Termination of Employment or Service in Connection with a Change of Control ($) (1)	Estimated Value of Equity Acceleration upon Termination without Cause ($) (1)	Estimated Value of Equity Acceleration upon Termination with Cause or Voluntary Resignation ($) (1)
Gerald W. Shields	9,025	5,242	0
Jeffery P. Conklin	408,727	306,526	0
James A. Eliasberg	196,413	161,441	0
Robert M. Mauldin III	363,952	278,118	0
Harvey L. J. Waite	—	—	—

(1)	The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs by $5.73, the closing price of the Company’s Class A common stock on December 31, 2020.

Payments and Benefits Provided to Mr. Kolander in Connection with his Separation

Geoffrey M. Kolander, our former Chief Executive Officer and President and a member of the Board of Directors, resigned from these positions effective August 5, 2020 following the Change in Control. Pursuant to the 2019 Employment Agreement, upon signing the release that was a part of the Separation and Consulting Agreement, Mr. Kolander was entitled to the following amounts as severance payments:

•	Cash severance payment of $8,800,000, representing four times his base salary and cash annual incentive bonus;

•

Cash payment of $507,289, representing his 2020 annual incentive bonus opportunity (as reported in the Summary Compensation Table on page 40), multiplied by a fraction, the numerator of which is the number of days in such fiscal year during which Mr. Kolander was employed by the Company, and the denominator of which is 365, then multiplied by .71 as described on page 36 above in the Compensation Discussion and Analysis;

•	Payment of $94,249, representing his accrued but unused vacation time; and

•

Accelerated vesting of outstanding RSUs that were granted on January 31, 2019 and April 15, 2020 with value of $1,582,355. (calculated by multiplying the number of shares that vested by the per share closing price of the Company’s Class A common stock on August 5, 2020)

All of the payments and benefits were provided to Mr. Kolander in August 2020, except for (i) a small portion of the accrued but unused vacation time ($2,000) which was paid in January 2021, (ii) the cash severance payment of $8,800,000, and (iii) the $507,289 2020 annual incentive bonus opportunity. Because Mr. Kolander signed the Release on July 29, 2020, pursuant to the terms of the 2019 Employment Agreement and Separation and Consulting Agreement, the Company became obligated to pay him the cash severance payment of $8,800,000 at that time. In early August 2020, the Company contributed such cash severance to a “rabbi trust” for the benefit of Mr. Kolander. Pursuant to the terms of the Separation and Consulting Agreement, in accordance with the six-month delay rule for “specified employees” under Section 409A of the Internal Revenue Code, such cash severance payment was made to Mr. Kolander on or around February 6, 2021 (the date that was six months and one day following the Termination Date).

CEO PAY RATIO

Annualized consulting fee for full year 2020	754,000
Board compensation for service on the board prior to August 5, 2020	75,626
Cash bonus	125,000
Stock Award compensation	9,450

Total Compensation	964,076

CEO Pay Ratio:	19

Our CEO Pay Ratio is approximately 19 to 1. This means that the total annual compensation of Mr. Shields for 2020 ($964,076) was 19 times the median annual total compensation of all of our employees ($51,923).

Calculation of Mr. Shields total annual compensation:

As disclosed in the Summary Compensation Table of this Proxy Statement, Mr. Shields had annual total compensation of $505,675. However, since Mr. Shields was appointed Interim CEO effective August 5, 2020, for the CEO pay ratio calculation, we annualized his consulting fees and thus the total compensation reflected in the table above is greater than the amount in the Summary Compensation Table.

Calculation of median annual total compensation of all our employees:

We identified our median employee by examining the 2020 total cash compensation for all of our 223 employees, excluding the CEOs, who were employed by us on December 31, 2020, the last day of our payroll year. We believe the use of total cash compensation for all employees is a consistently applied compensation measure that reasonably reflects the annual compensation of our employees. We included all employees, whether employed on a full-time or part-time basis and did not exclude any non-U.S. employees. We did not make any assumptions, adjustments or estimates with respect to total cash compensation (except for the fact that we annualized the compensation for any full-time or part-time employees who were not employed by us for all of 2020).

PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Board has nominated Christopher W. Claus, Jerry D. Davis, Jr., Dr. E. Dean Gage, Francis A. Keating II, Dr. Terry S. Maness, Gerald W. Shields and Dr. Robert B. Sloan, Jr. to be elected to serve as the Company’s directors until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified.

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.

Director nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

The Board recommends that you vote FOR the election of each Director Nominee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm.

Our Audit Committee has retained Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021.

We are requesting our shareholders ratify the appointment of Deloitte by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021.

One or more members of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2021.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules promulgated by the SEC, the Company is seeking an annual advisory vote from its shareholders on the compensation of the Company’s Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program and policies, as explained in our Compensation Discussion and Analysis section beginning on page 28 and in our 2020 Summary Compensation Table on page 40.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay. Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends that you vote FOR the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758 on Tuesday, June 1, 2021, at 10:00 a.m. Central Daylight Time.

ATTENDING THE ANNUAL MEETING

If you plan on attending the Annual Meeting in person, you will be required to present a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of Common Stock will be verified against the list of shareholders of record as of the Record Date prior to being allowed to enter the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” (i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee), you will need to provide evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the shareholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the shareholder of record.

Seating at the Annual Meeting will begin at 10:00 a.m. (Central Daylight Time) on June 1, 2021. The health and safety of our shareholders and other participants at the Annual Meeting is of the utmost importance. In light of public health concerns related to the coronavirus (COVID-19), we intend to institute safety precautions at the Annual Meeting consistent with applicable guidelines of public health authorities, which will include appropriate social distancing and may include seating shareholders in a separate room from the presenters, with full opportunity to hear the presenters, vote and participate in any discussion, and may take other actions as necessary to protect all attendees from undue risk of exposure to the virus. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Admission will close ten minutes before the Annual Meeting begins. If you do not provide a valid, government-issued photo identification or do not comply with the other procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On April 20, 2021, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for an estimated fee of $10,000, plus expenses. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Common Stock.

VOTING

Each share of the Company’s Class A common stock may cast one vote on each matter. Only shareholders of record at the close of business on April 12, 2021 are entitled to vote at the Annual Meeting. As of the Record Date, we had 49,559,040 shares of Class A common stock outstanding and entitled to vote and 0 shares of Class B common stock outstanding and entitled to vote. Our Class B common stock is classified as authorized but unissued stock and will not be voted at any shareholder meeting while it is classified in such status. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the following methods:

1.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Daylight Time on May 31, 2021. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 31, 2021.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

3.	BY INTERNET: http://www.envisionreports.com/cia

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 31, 2021.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.

IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Alliance Advisors, LLC at 200 Broadacres Drive, Bloomfield, New Jersey 07003. Shareholders may call toll free: 800-574-5928.

REVOCATION OF PROXIES

A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice of revocation to the Secretary of the Company;

•	if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or

•	if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at P. O. Box 149151, Austin, Texas 78714-9151;

•	delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or

•	voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS

The Company sends or forwards to each participant in the Company’s Stock Investment Plan all applicable proxy solicitation materials. Stock Investment Plan participants have the exclusive right to exercise all voting rights respecting shares of Class A common stock credited to their respective accounts under the Stock Investment Plan. A participant may vote any of the participant’s whole or fractional shares of which he or she is the record holder in person or by proxy. Each participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which he or she has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the Stock Investment Plan administrator may submit a participant’s unvoted shares at a shareholders meeting for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the Stock Investment Plan, please see the Stock Investment Plan prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-228423) filed with the SEC.

QUORUM

At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Class A common stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a Stock Investment Plan participant notifies the Company in writing that it elects to withhold the Stock Investment Plan administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained. At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS

For Proposal No. 1 (Election of Directors), you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under the Company’s Bylaws, as permitted by Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Director nominees receiving the highest number of votes cast “FOR” their election by the shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.

For Proposal No. 2 (Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.

For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

If any other matters properly come before the Annual Meeting, the individuals named in the proxy card will have discretionary authority to vote the shares they represent on those matters, except to the extent their discretion may be limited under Rule 14a-4(c) of the Exchange Act.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF SHAREHOLDER AND NOMINATIONS

A shareholder who intends to have a shareholder proposal included in our Proxy Statement for our 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no later than December 21, 2021. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

The Company’s Bylaws generally require advance written notice from a shareholder seeking to present any nominations for election to the Board of Directors or any other proposal, not for inclusion in next year’s proxy statement but directly at the 2021 Annual Meeting of Shareholders. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices at Citizens, Inc., P.O. Box 149151, Austin, Texas 78714-9151 no earlier than the close of business on February 1, 2022, and no later than the close of business on March 3, 2022. The notice must include all of the information required by the Company’s Bylaws.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report, which includes our Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-915. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services

P. O. Box 505000

Louisville, KY 40233-5000

Shareholder Services Number(s): 877-785-9659 (toll free within the USA, US territories & Canada) or 1-781-575-4621 (International Direct Dial). Investor Centre™ portal: www.computershare.com/investor.

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2021 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time on May 31, 2021.
Online Go to www.envisionreports.com/cia or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cia

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommends a vote FOR all the Director nominees listed and FOR Proposals 2 and 3.

1. Election of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Christopher W. Claus	☐	☐	☐	02 - Jerry D. Davis, Jr.	☐	☐	☐	03 - E. Dean Gage	☐	☐	☐

04 - Francis A. Keating II	☐	☐	☐	05 - Terry S. Maness	☐	☐	☐	06 - Gerald W. Shields	☐	☐	☐

07 - Robert B. Sloan, Jr.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.	☐	☐	☐	3. To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03EPMC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cia

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

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Notice of 2021 Annual Meeting of Shareholders of Citizens, Inc.

Notice is hereby given that the 2021 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 1, 2021, at 10:00 a.m., Central Daylight Time, at 11815 Alterra Parkway, Suite 1500, Austin, TX 78758, for the purposes stated on the reverse side of this proxy.

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 1, 2021 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company’s Board of Directors FOR all the Director nominees listed, FOR Proposal 2, and FOR Proposal 3.

It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side)

Executive Offices: 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758

C	Non-Voting Items

Change of Address – Please print new address below.